SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 19, 2013

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Public Offering of Common Stock

On June 19, 2013, Ashford Hospitality Trust, Inc. (the “Company”) announced that it commenced a public offering of 11,000,000 shares of its common stock (the “Offering”). In connection with the Offering, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 1,650,000 shares of its common stock.

The press release announcing the commencement of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Unless otherwise indicated, the information contained in this report is as of March 31, 2013 and assumes the completion of all transactions described in this report.

Spin-Off of Certain Hotels

The board of directors of the Company has determined that a spin-off of certain of its hotels is in the Company’s best interests. To accomplish this spin-off, the Company expects to distribute all of the then outstanding shares of Ashford Hospitality Prime, Inc. (“Ashford Prime”), a Maryland corporation that is currently an indirect wholly-owned subsidiary of the Company, by way of a taxable pro rata special distribution to its stockholders. The Company expects that Ashford Prime will elect to be taxed as, and will operate in a manner that will allow it to qualify as, a real estate investment trust (“REIT”) for federal income tax purposes. In addition, Ashford Prime will file an application to list its shares of common stock for trading on the New York Stock Exchange.

The Company anticipates that, upon completion of the spin-off, Ashford Hospitality Limited Partnership, the Company’s operating partnership (“Ashford Trust OP”) will own 20% of the outstanding common units of Ashford Hospitality Prime Limited Partnership, Ashford Prime’s operating partnership (“Ashford Prime OP”). Ashford Prime will be externally advised by the Company’s to-be-formed subsidiary, Ashford Hospitality Advisors LLC.

Ashford Prime’s investment strategy will be to invest primarily in full-service and select-service hotels in the luxury, upper-upscale and upscale segments, which are anticipated to generate revenue per available room (“RevPAR”) of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research ($130 for the year ended December 31, 2012). Ashford Prime’s hotels will be located predominantly in domestic and international gateway markets. The Company will continue to focus on all segments of the hospitality industry with RevPAR criteria outside of Ashford Prime’s initial investment focus.

In connection with effecting the spin-off, the Company will contribute to Ashford Prime its direct and indirect interests in a portfolio of eight hotel properties, including the working capital associated with such properties, plus additional working capital, including substantially all of the net proceeds of the Offering.

In exchange for the hotel properties and cash contributed to Ashford Prime, the Company will receive common units of Ashford Prime OP and shares of common stock of Ashford Prime. The Ashford Prime OP common units will be distributed to the limited partners of Ashford Trust OP, including the Company and certain of its officers and directors; and the shares of Ashford Prime common stock will be distributed pro rata to the Company’s common stockholders in the spin-off. As a result of these transactions, the Company will own 20% of Ashford Prime OP. The remaining 80% of Ashford Prime OP’s outstanding common units will be owned by Ashford Prime and other limited partners, including certain officers and directors of Ashford Prime and certain officers and directors of the Company, in the same relative proportions that the Company and such other limited partners own common units in Ashford Trust OP prior to the spin-off.

Upon completion of the spin-off, the entities owning the hotels will continue to be primarily liable for property-level mortgage debt which had an outstanding principal balance on March 31, 2013 of approximately $627.7 million (including the indebtedness secured by the two hotels currently owned through the Company’s consolidated joint ventures).

The following tables set forth information for the eight hotel properties that will be contributed to Ashford Prime in connection with spin-off (dollars in thousands, except ADR and RevPAR):

				Year Ended December 31, 2012
Hotel Property	Location	Total Rooms	% Owned	Occupancy(1)	ADR(2)	RevPAR(3)	RevPAR Penetration Index(4)	Hotel EBITDA(5)	Capital Invested per Room(6)
Hilton La Jolla Torrey Pines(7)	La Jolla, CA	394	75%	76%	$166.41	$126.19	103.2	$8,898	$32.9
The Capital Hilton	Washington, D.C.	544	75%	82%	213.93	176.09	107.2	15,285	64.2
Marriott Plano Legacy Town Center	Plano, TX	404	100%	66%	162.59	107.91	128.6	8,392	16.4
Seattle Marriott Waterfront	Seattle, WA	358	100%	78%	200.34	155.64	110.0	10,521	14.1
Courtyard San Francisco Downtown	San Francisco, CA	405	100%	85%	206.95	176.66	103.6	10,135	7.8
Courtyard Seattle Downtown	Seattle, WA	250	100%	72%	148.58	107.02	108.9	4,860	13.9
Courtyard Philadelphia Downtown	Philadelphia, PA	498	100%	78%	161.20	125.56	113.0	9,805	8.7
Renaissance Tampa International Plaza(8)	Tampa, FL	293	100%	78%	154.68	120.57	127.6	5,144	6.9

Total / Weighted Average(9)		3,146		77%	$181.13	$140.20	110.6	$73,040	$23.0

				Three Months Ended March 31, 2013
Hotel Property	Location			Occupancy(1)	ADR(2)	RevPAR(3)	RevPAR Penetration Index(4)	Hotel EBITDA(5)
Hilton La Jolla Torrey Pines(7)	La Jolla, CA			66%	$174.80	$114.70	97.0	$1,716
The Capital Hilton	Washington, D.C.			77%	235.67	180.29	109.2	3,710
Marriott Plano Legacy Town Center	Plano, TX			69%	170.72	118.01	123.7	2,481
Seattle Marriott Waterfront	Seattle, WA			70%	169.30	118.24	108.0	1,645
Courtyard San Francisco Downtown	San Francisco, CA			84%	201.78	169.85	105.0	2,278
Courtyard Seattle Downtown	Seattle, WA			66%	124.05	81.37	115.2	800
Courtyard Philadelphia Downtown	Philadelphia, PA			71%	152.60	108.81	119.4	1,931
Renaissance Tampa International Plaza(8)	Tampa, FL			83%	177.03	147.70	116.3	1,986

Total / Weighted Average(9)				73%	$181.60	$133.27	110.6	$16,547

(1)	“Occupancy” means the total number of hotel rooms sold in a given period divided by the total number of rooms available.
(2)	“ADR” means average daily rate, which is calculated by dividing total hotel room revenues by total number of rooms sold in a given period.
(3)	RevPAR is calculated by multiplying ADR by the average daily occupancy.
(4)

“RevPAR penetration index” measures a hotel’s RevPAR in relation to the average RevPAR of that hotel’s competitive set. The RevPAR penetration index for a particular hotel is calculated as the quotient of (1) the subject hotel’s RevPAR divided by (2) the average RevPAR of the hotels in the subject hotel’s competitive set, including the subject hotel, multiplied by 100. RevPAR data, other than the RevPAR of the eight hotel properties to be contributed by Ashford Trust OP to Ashford Prime OP in connection with the spin-off, used in calculating any RevPAR penetration index in this report was provided by Smith Travel Research.

(5)

See Exhibit 99.2 for a reconciliation of Hotel EBITDA (as defined in Exhibit 99.2) by property. The Company owns the Hilton La Jolla Torrey Pines and The Capital Hilton in a joint venture. The Hotel EBITDA represents the total amount for each hotel, not the Company’s pro rata amount based on the Company’s ownership percentage.

(6)

Consists of all capital expenditures by the Company since January 1, 2008 and represents the total investment for each hotel, not the Company’s pro rata investment based on the Company’s ownership percentage. In aggregate, the Company has invested capital of $72.5 million in these hotels during that period.

(7)	Subject to a ground lease that expires in 2043.
(8)	Subject to a ground lease that expires in 2080.
(9)

RevPAR penetration represents a weighted average based on the sum of the product of RevPAR for the competitive set of each hotel and the total room count for the respective hotel for all eight hotels. All other values on this line are calculated on a portfolio basis for all eight hotels.

In connection with the spin-off, the Company also will enter into option agreements to sell the following hotels to Ashford Prime (dollars in thousands, except ADR and RevPAR):

				Year Ended December 31, 2012
Hotel Property	Location	Total Rooms	% Owned	Occupancy	ADR	RevPAR	RevPAR Penetration Index	Hotel EBITDA(1)
Pier House Resort	Key West, FL	142	100%	82.8%	$332.71	$275.50	97.2	$5,896
Crystal Gateway Marriott	Arlington, VA	697	100%	75.1%	182.39	136.97	112.5	15,972

				Three Months Ended March 31, 2013
Hotel Property	Location			Occupancy	ADR	RevPAR	RevPAR Penetration Index	Hotel EBITDA(1)
Pier House Resort	Key West, FL			85.1%	$432.71	$368.04	97.3	$2,584
Crystal Gateway Marriott	Arlington, VA			71.6%	178.32	127.69	111.7	3,622

(1)	See Exhibit 99.2 for a reconciliation of Hotel EBITDA by property.

Pursuant to the Pier House Resort option agreement, Ashford Prime will have an 18-month option to acquire the Pier House Resort, and the purchase price initially will be $90.6 million (which is the price that the Company paid when it acquired the property in May 2013 and the out of pocket costs incurred by the Company in connection with the acquisition), plus the cost of any owner funded capital improvements made by the Company prior to acquisition of the hotel by Ashford Prime. The purchase price will increase by 1% six months following the spin-off and will increase an additional 1% 12 months following the spin-off. The Crystal Gateway option agreement will provide Ashford Prime with an option to acquire the Crystal Gateway Marriott from the Company beginning six months from the date of the spin-off and extending for 12 months from such date. The purchase price will be equal to the fair market value at the time the option is exercised, based on an appraisal prepared by a nationally recognized appraiser jointly selected by Ashford Prime and the Company. The purchase price for the Pier House Resort is payable in cash or common units of Ashford Prime OP, at the Company’s option, while the purchase price for the Crystal Gateway Marriott is payable in common units of Ashford Prime OP only.

Upon completion of the spin-off, the Company’s stockholders as of the close of business on the record date for the distribution, subject to certain limited exceptions, will receive shares of Ashford Prime common stock and will not need to pay any consideration, exchange or surrender their existing shares of common stock or take any other action to receive their shares of Ashford Prime common stock. The distribution will be taxable, and the Company’s stockholders will not receive any cash in connection with the distribution other than in lieu of fractional shares of Ashford Prime they would otherwise receive. The Company’s stockholders will have to use cash from other sources to pay the income tax incurred with respect to the distribution.

The Company currently contemplates that the distribution of the shares of Ashford Prime common stock made to effect the spin-off will occur during the third quarter of 2013. However, prior to effecting the spin-off, the Company may subsequently determine that the spin-off should not be completed or should be completed on different terms than those described herein or one or more of the conditions that must be satisfied before the distribution of the shares of Ashford Prime will occur may not be satisfied. In such an event, the spin-off may not be completed as anticipated, if at all. The completion of the spin-off is subject to, among other things, the Securities and Exchange Commission declaring Ashford Prime’s Form 10 registration statement effective, the submission and approval of an application to list Ashford Prime’s common stock for trading on the New York Stock Exchange, obtaining all necessary consents and approvals from lenders, lessors and managers and the final approval and declaration of the distribution by the Company’s board of directors.

The spin-off may not have the full strategic and financial benefits that the Company anticipates, or the realization of one or more of those benefits may be delayed or may not occur at all. The anticipated benefits of the spin-off are based on a number of assumptions, and there can be no assurance that such benefits will be realized to the extent anticipated or at all. In the event that the spin-off does not result in such benefits, the costs associated with the transaction could have a negative effect on the Company’s financial condition, results of operations, cash flows and ability to make distributions to its stockholders.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following summary historical and pro forma financial information should be read in conjunction with the historical and pro forma financial statements and related notes appearing elsewhere in this report.

The summary historical combined consolidated financial information represents the historical financial information for the eight properties being contributed to Ashford Prime as part of the spin-off. These properties and certain related assets and liabilities are reflected in the combined consolidated financial statements as if they were owned in an entity separate from the Company; however, they were not owned in a separate legal entity during the periods presented in such statements.

The summary combined consolidated financial information as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 has been derived from the audited financial statements appearing elsewhere in this report. The summary historical combined consolidated financial information as of December 31, 2010 was derived from unaudited financial statements. The summary historical combined consolidated financial information as of March 31, 2013 and 2012 and for the three months ended March 31, 2013 and 2012 was derived from unaudited financial statements. The summary historical information in this section is not intended to replace these audited and unaudited financial statements.

The summary pro forma combined consolidated financial information as of and for the three months ended March 31, 2013 and as of and for the year ended December 31, 2012 has been derived from the unaudited pro forma condensed combined consolidated financial statements appearing elsewhere in this report, which reflects the completion of the spin-off and the exercise of the options to acquire the Pier House Resort and the Crystal Gateway Marriott. This summary pro forma financial information is not intended to replace these unaudited condensed pro forma financial statements.

The summary historical and pro forma financial information below and the financial statements included in this report do not necessarily reflect what Ashford Prime’s results of operations, financial position and cash flows would have been if Ashford Prime had operated the initial eight properties as a stand-alone company during all periods presented, and, accordingly, this historical and pro forma information should not be relied upon as an indicator of Ashford Prime’s future performance.

The following table presents pro forma combined consolidated information of Ashford Prime and subsidiaries and the historical combined consolidated information of the Ashford Prime hotels.

	Three Months Ended March 31,			Year Ended December 31,
	Pro Forma Combined Consolidated	Historical Combined Consolidated		Pro Forma Combined Consolidated	Historical Combined Consolidated
	2013	2013	2012	2012	2012	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands, except share, per share and property data)
Statement of Operations Data
Revenue
Rooms	$51,599	$38,618	$34,130	$209,879	$160,811	$130,477	$114,940
Food and beverage	17,531	13,094	12,408	68,709	50,784	46,628	42,410
Rental income from operating leases	—	—	—	—	—	5,341	5,435
Other	3,291	2,374	2,074	12,933	9,593	9,545	10,045

Total hotel revenue	72,421	54,086	48,612	291,521	221,188	191,991	172,830
Expenses:
Hotel operating expenses:
Rooms	12,040	9,506	8,276	46,995	37,001	31,429	28,625
Food and beverage	11,983	8,737	8,074	45,601	33,377	30,341	28,382
Other expense	17,609	14,255	13,466	73,833	59,013	49,949	46,205
Management fees	2,805	2,255	1,998	11,470	9,360	7,246	6,514

Total hotel expenses	44,437	34,753	31,814	177,899	138,751	118,965	109,726
Property taxes, insurance and other	5,462	2,927	2,565	19,891	10,236	9,218	10,243
Depreciation and amortization	10,447	7,450	7,572	41,537	29,549	29,816	31,255
Corporate general and administrative	4,359	3,779	2,659	12,514	10,846	9,613	7,986

Total expenses	64,705	48,909	44,610	251,841	189,382	167,612	159,210

Operating income	7,716	5,177	4,002	39,680	31,806	24,379	13,620
Interest income	132	10	6	87	29	24	88
Other income	—	—	—	—	—	9,673	—
Interest expense and amortization of loan costs	(9,933)	(7,892)	(7,801)	(39,500)	(31,244)	(31,803)	(31,988)
Write-off of loan costs and exit fees	(1,971)	(1,971)	—	—	—	—	—
Unrealized loss on derivatives	(31)	(31)	—	—	—	—	(28)

Income (loss) before income taxes	(4,087)	(4,707)	(3,793)	267	591	2,273	(18,308)
Income tax expense	(876)	(619)	(1,096)	(5,268)	(4,384)	(2,636)	(628)

Net income (loss)	(4,963)	(5,326)	(4,889)	(5,001)	(3,793)	(363)	(18,936)
(Income) loss from consolidated entities attributable to noncontrolling interest	704	704	122	(752)	(752)	989	2,065
Loss attributable to redeemable noncontrolling interests in operating partnership	851	—	—	1,151	—	—	—

Net income (loss) attributable to the Company	$(3,408)	$(4,622)	$(4,767)	$(4,602)	$(4,545)	$626	$(16,871)

Balance Sheet Data (at period end):							(Unaudited)
Cash and cash equivalents		$13,706	$14,851		$20,313	$16,451	$14,411
Investment in hotel properties, net		770,158	785,109		771,936	789,170	808,322
Total assets		835,235	853,756		847,280	863,418	862,908
Total indebtedness		627,685	576,996		570,809	577,996	582,713
Total liabilities		649,934	601,873		594,902	600,376	601,369
Total equity		185,301	251,883		252,378	263,042	261,539
Total liabilities and equity		835,235	853,756		847,280	863,418	862,908
Per Share Data: (Unaudited)
Pro forma basic earnings per share
Pro forma diluted earnings per share
Pro forma weighted average shares outstanding—basic
Pro forma weighted average shares outstanding—diluted
Other Data:
Number of properties at period end (Unaudited)	10	8	8	10	8	8	8
Adjusted EBITDA (Unaudited)	$18,165	$12,122	$10,587	$75,828	$56,195	$50,187	41,517
Hotel EBITDA(1) (Unaudited)	23,537	16,547	14,347	95,770	73,040	66,292	53,065
AFFO (Unaudited)	8,261	4,050	2,064	34,011	22,080	17,612	10,884
Cash flows (used in) provided by:
Operating activities		$9,304	$9,444		$27,852	$15,395	$21,624
Investing activities		(5,955)	(3,562)		(11,944)	(10,281)	(22,695)
Financing activities		(9,956)	(7,482)		(12,046)	(3,074)	(4,605)

(1)

Ashford Prime will own the Hilton La Jolla Torrey Pines and The Capital Hilton in a joint venture. The Hotel EBITDA amounts for these hotels represent the total amounts for each hotel, not Ashford Prime’s pro rata amount based on its ownership percentage. Also, Hotel EBITDA is calculated as if the Courtyard Philadelphia Downtown was operated as all other hotels for all periods presented, rather than as a triple-net lease through December 1, 2011.

See “Non-GAAP Financial Measures” in Exhibit 99.2 to this report for a reconciliation of Adjusted EBITDA, Hotel EBITDA and AFFO.

Item 9.01. Financial Statements and Exhibits.

(a) and (b)     Financial Statements

Ashford Hospitality Prime, Inc. and Subsidiaries	F-1
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet	F-2
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Year Ended December 31, 2012	F-3
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Three Months Ended March 31, 2013	F-4
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F-5

Ashford Hospitality Prime, Inc. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-8
Consolidated Balance Sheet	F-9
Notes to Consolidated Balance Sheet	F-10

The Ashford Hospitality Prime Hotels
Audited Combined Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-12
Combined Consolidated Balance Sheets	F-13
Combined Consolidated Statements of Operations	F-14
Combined Consolidated Statements of Comprehensive Income (Loss)	F-15
Combined Consolidated Statements of Equity	F-16
Combined Consolidated Statements of Cash Flows	F-17
Notes to Combined Consolidated Financial Statements	F-18
Unaudited Interim Combined Consolidated Financial Statements
Combined Consolidated Balance Sheets	F-34
Combined Consolidated Statements of Operations	F-35
Combined Consolidated Statements of Comprehensive Loss	F-36
Combined Consolidated Statement of Equity	F-37
Combined Consolidated Statements of Cash Flows	F-38
Notes to Combined Consolidated Financial Statements	F-39
Schedule III – Real Estate and Accumulated Depreciation	F-49

Pier House Joint Venture
Audited Financial Statements
Independent Auditors’ Report	F-51
Balance Sheets	F-52
Statements of Operations and Comprehensive Income	F-53
Statements of Venturers’ Equity	F-54
Statements of Cash Flows	F-55
Notes to Financial Statements	F-56
Unaudited Interim Condensed Financial Statements
Condensed Balance Sheets	F-61
Condensed Statements of Operations and Comprehensive Income	F-62
Condensed Statements of Venturers’ Equity	F-63
Condensed Statements of Cash Flows	F-64
Notes to Condensed Financial Statements	F-65

Ashford Crystal Gateway
Audited Combined Financial Statements
Report of Independent Registered Public Accounting Firm	F-68
Combined Balance Sheets	F-69
Combined Statements of Operations and Comprehensive Income	F-70
Combined Statements of Equity	F-71
Combined Statements of Cash Flows	F-72
Notes to Combined Financial Statements	F-73
Unaudited Interim Combined Financial Statements
Combined Balance Sheets	F-82
Combined Statements of Operations and Comprehensive Loss	F-83
Combined Statement of Equity	F-84
Combined Statements of Cash Flows	F-85
Notes to Combined Financial Statements	F-86

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

99.1	Press Release, issued by Ashford Hospitality Trust, Inc. on June 19, 2013

99.2	Non-GAAP Financial Measures

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. The Company cautions investors that any forward-looking statements presented herein, or which management may express orally or in writing from time to time, are based on management’s beliefs and assumptions at that time. Throughout this report, words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result,” and other similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. The Company cautions investors that while forward-looking statements reflect the Company’s good-faith beliefs at the time such statements are made, said statements are not guarantees of future performance and are affected by actual events that occur after such statements are made. The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time those statements were made, to anticipate future results or trends.

Some risks and uncertainties that may cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the Company’s ability to complete the spin-off of certain hotel properties on the terms described above or at all, the Company’s ability to complete the Offering, and those discussed in the Company’s Form 10- K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 1, 2013. These risks and uncertainties continue to be relevant to the Company’s performance and financial condition. Moreover, the Company operates in a very competitive and rapidly changing environment where new risk factors emerge from time to time. It is not possible for management to predict all such risk factors, nor can management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as indicators of actual results.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma combined consolidated financial statements as of March 31, 2013 and for the three months then ended and for the year ended December 31, 2012 have been derived from the historical (i) consolidated financial statements of Ashford Hospitality Prime, Inc. and subsidiaries (“Ashford Prime”), (ii) combined consolidated financial statements of The Ashford Hospitality Prime Hotels (the “Hotel Group”), (iii) financial statements of the Pier House Joint Venture, and (iv) combined financial statements of the Ashford Crystal Gateway hotel.

The pro forma adjustments give effect to the following separate transactions:

•	the historical financial results of the Hotel Group;

•	the contribution of capital for common units of limited partnership interests (“common units”) in Ashford Hospitality Prime Limited Partnership (the “Ashford Prime OP”);

•	the incremental general and administrative expenses expected to be incurred to operate as a public company; and

•

the completion of the separation and distribution, including the distribution of Ashford Prime’s common stock to stockholders of Ashford Hospitality Trust, Inc. (“Ashford Trust”) and the related transfer to Ashford Prime from Ashford Trust of Ashford Trust’s taxable REIT subsidiaries, that lease Ashford Prime’s hotels.

The unaudited pro forma combined consolidated balance sheet as of March 31, 2013 is presented to reflect adjustments to Ashford Hospitality Prime, Inc. and subsidiaries’ consolidated balance sheet as if the offering in connection with the separation and distribution and the related transactions were completed on March 31, 2013. The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 are presented as if the offering, the separation and distribution and the related transactions were completed on January 1, 2012.

The following unaudited pro forma financial statements should be read in conjunction with (i) Ashford Hospitality Prime, Inc. and subsidiaries’ consolidated balance sheet as of April 8, 2013 and the notes thereto, (ii) the Hotel Group’s historical combined consolidated financial statements as of March 31, 2013 and December 31, 2012 and 2011, and for the three months ended March 31, 2013 and 2012 and the three years ended December 31, 2012, 2011 and 2010, and the notes thereto appearing elsewhere in this report, (iii) the Pier House Joint Venture’s historical financial statements as of March 31, 2013 and December 31, 2012 and 2011, and for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012 and 2011, and the notes thereto appearing elsewhere in this report and (iv) the Ashford Crystal Gateway’s historical combined financial statements as of March 31, 2013 and December 31, 2012 and 2011, and for the three months ended March 31, 2013 and 2012 and the three years ended December 31, 2012, 2011 and 2010, and the notes thereto appearing elsewhere in this report. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma combined consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual financial position would have been as of March 31, 2013 assuming the separation and distribution and the related transactions had been completed on December 31, 2012 or what actual results of operations would have been for the three months ended March 31, 2013 and the year ended December 31, 2012 assuming the separation and distribution and the related transactions had been completed on January 1, 2012, nor are they indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

March 31, 2013

(in thousands)

	Ashford Hospitality Prime, Inc. Historical Consolidated(A)	Hotel Group Combined Consolidated(B)		Separation Adjustments			Sub-total		Pier House Resort(C)		Crystal Gateway Marriott(D)	Pro Forma
Assets
Investment in hotel properties, net	$—	$770,158			$—			$770,158	$90,000		$232,500		$1,092,658

Cash and cash equivalents	1	13,706				(E)			(90,618)		—
					(3,000	)(F)
					(11,750	)(G)
					(1	)(H)
Restricted cash	—	6,421			—			6,421	—		—		6,421
Accounts receivable, net of allowance	—	9,470			—			9,470	—		—		9,470
Inventories	—	285			—			285	—		—		285
Notes receivable	—	8,098			—			8,098	—		—		8,098
Deferred costs, net	—	2,666			—			2,666	—		—		2,666
Prepaid expenses	—	2,610			—			2,610	—		—		2,610
Derivative assets	—	5			—			5	—		—		5
Other assets	—	1,835			—			1,835	—		—		1,835
Intangible asset, net	—	2,698			—			2,698	—		—		2,698
Due from third-party hotel managers	—	17,283			—			17,283	—		—		17,283

Total assets	$1	$835,235		$			$		$(618)		$232,500	$

Liabilities and Equity
Liabilities:
Indebtedness	$—	$627,685			$—			$627,685	$—		$102,224		$729,909
Accounts payable and accrued expenses	—	16,227			—			16,227	—		—		16,227
Unfavorable management contract liabilities	—	593			—			593	—		—		593
Due to third-party hotel managers	—	671			—			671	—		—		671
Other liabilities	—	4,758			—			4,758	—		—		4,758

Total liabilities	$—	$649,934			$—			$649,934	$—		$102,224		$752,158
Redeemable noncontrolling interest in operating partnership	—	37,396	(I)			(I)			(124	)(G)	130,276
Owner’s equity of the Company	1	186,978				(E)			(494	)(G)
		(37,396	)(I)		(3,000	)(F)
					(11,750	)(G)							—
					(1	)(H)
						(I)
Noncontrolling interests in consolidated entities	—	(1,677)			—			(1,677)	—		—		(1,677)

Total equity	1	147,905							(494)		—

Total liabilities and equity	$1	$835,235		$			$		$(618)		$232,500	$

See Notes to Pro Forma Condensed Combined Consolidated Financial Statements.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(in thousands)

	Hotel Group Historical Combined Consolidated(AA)	Separation Adjustments		Sub-total	Pier House Resort(BB)		Crystal Gateway Marriott(CC)		Pro Forma
Revenue
Rooms	$160,811	$—		$160,811	$14,318		$34,750		$209,879
Food and beverage	50,784	—		50,784	2,997		14,928		68,709
Other	9,593	—		9,593	1,376		1,964		12,933

Total hotel revenue	221,188	—		221,188	18,691		51,642		291,521
Expenses:
Hotel operating expenses:
Rooms	37,001	—		37,001	2,102		7,892		46,995
Food and beverage	33,377	—		33,377	2,493		9,731		45,601
Other expense	59,013	—		59,013	864		13,956		73,833
Management fees	9,360	—		9,360	935		1,549		11,470
					(374	)(II)

Total hotel expenses	138,751	—		138,751	6,020		33,128		177,899
Property taxes, insurance and other	10,236	—		10,236	7,059		2,596		19,891
Depreciation and amortization	29,549	—		29,549	1,489		5,836		41,537
					1,378	(JJ)	3,285	(JJ)
Transaction costs	—	—	(LL)	—	—		—		—
		—	(KK)
Corporate general and administrative	10,846	—	(DD)	10,846	—		1,668		12,514
		—	(EE)
		—	(FF)
		—	(HH)

Total expenses	189,382	—		189,382	15,946		46,513		251,841

Operating income	31,806	—		31,806	2,745		5,129		39,680
Interest income	29	—		29	47		11		87
Interest expense and amortization of loan costs	(31,244)	—		(31,244)	(1,626)		(6,630)		(39,500)

Income (loss) before income taxes	591	—		591	1,166		(1,490)		267
Income tax expense	(4,384)	—		(4,384)	(165	)(MM)	(1,303)		(5,268)
							584	(MM)

Net income (loss)	(3,793)	—		(3,793)	1,001		(2,209)		(5,001)
Income from consolidated entities attributable to noncontrolling interest	(752)	—		(752)	—		—		(752)
(Income) loss attributable to redeemable noncontrolling interests in operating partnership	—	909	(GG)	909	(200	)(GG)	442	(GG)	1,151

Net income (loss) attributable to the Company	$(4,545)	$909		$(3,636)	$801		$(1,767)		$(4,602)

See Notes to Pro Forma Condensed Combined Consolidated Financial Statements.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2013

(in thousands)

	Hotel Group Historical Combined Consolidated(AA)	Separation Adjustments		Sub-total	Pier House Resort(BB)		Crystal Gateway Marriott(CC)		Pro Forma
Revenue
Rooms	$38,618	$—		$38,618	$4,704		$8,277		$51,599
Food and beverage	13,094	—		13,094	856		3,581		17,531
Other	2,374	—		2,374	400		517		3,291

Total hotel revenue	54,086	—		54,086	5,960		12,375		72,421
Expenses:
Hotel operating expenses:
Rooms	9,506	—		9,506	507		2,027		12,040
Food and beverage	8,737	—		8,737	677		2,569		11,983
Other expense	14,255	—		14,255	237		3,117		17,609
Management fees	2,255	—		2,255	298		371		2,805
					(119	)(II)

Total hotel expenses	34,753	—		34,753	1,600		8,084		44,437
Property taxes, insurance and other	2,927	—		2,927	1,845		690		5,462
Depreciation and amortization	7,450	—		7,450	373		1,115		10,447
					344	(JJ)	1,165	(JJ)
Corporate general and administrative	3,779	—	(DD)	3,779	—		580		4,359
		—	(EE)
		—	(FF)
		—	(HH)

Total expenses	48,909	—		48,909	4,162		11,634		64,705

Operating income	5,177	—		5,177	1,798		741		7,716
Interest income	10	—		10	120		2		132
Interest expense and amortization of loan costs	(7,892)	—		(7,892)	(423)		(1,618)		(9,933)
Write-off of loan costs and exit fees	(1,971)	—		(1,971)	—		—		(1,971)
Unrealized loss on derivatives	(31)	—		(31)	—		—		(31)

Income (loss) before income taxes	(4,707)	—		(4,707)	1,495		(875)		(4,087)
Income tax (expense) benefit	(619)	—		(619)	(57	)(MM)	(328)		(876)
							128	(MM)

Net income (loss)	(5,326)	—		(5,326)	1,438		(1,075)		(4,963)
Loss from consolidated entities attributable to noncontrolling interest	704	—		704	—		—		704
(Income) loss attributable to redeemable noncontrolling interests in operating partnership	—	924	(GG)	924	(288	)(GG)	215	(GG)	851

Net income (loss) attributable to the Company	$(4,622)	$924		$(3,698)	$1,150		$(860)		$(3,408)

See Notes to Pro Forma Condensed Combined Consolidated Financial Statements.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

Ashford Hospitality Prime, Inc. (“Ashford Prime”) is a newly formed, externally-advised Maryland corporation that invests primarily in high RevPAR, luxury, upper-upscale and upscale hotels. Ashford Prime’s hotels will be located predominantly in domestic and international gateway markets. Concurrent with the separation and distribution, Ashford Prime will acquire interests in eight hotel properties, which Ashford Prime collectively refers to as its properties, and options to acquire Pier House Resort and Crystal Gateway Marriott, from Ashford Hospitality Limited Partnership (“Ashford Trust OP”).

Ashford Prime was formed as a Maryland corporation on April 5, 2013. Ashford Hospitality Prime Limited Partnership, Ashford Prime’s operating partnership (the “Ashford Prime OP”), was formed as a Delaware limited partnership on April 5, 2013. Ashford Prime OP General Partner LLC, a wholly-owned subsidiary of Ashford Prime, was formed as a Delaware limited liability company on April 5, 2013 and owns the general partnership interest in Ashford Prime OP. Ashford Prime OP Limited Partner LLC, a wholly-owned subsidiary of Ashford Prime, was formed as a Delaware limited liability company on April 5, 2013 and owns a limited partnership interest in Ashford Prime OP.

Ashford Prime has filed a Registration Statement on Form 10 with the Securities and Exchange Commission with respect to the separation and distribution. Upon completion of the separation and distribution, Ashford Prime expects its operations to be carried on through Ashford Prime OP. At such time, Ashford Prime will own an indirect interest in Ashford Prime OP and will have control of Ashford Prime OP, as determined under the consolidation rules of generally accepted accounting principles. Accordingly, Ashford Prime will consolidate the assets, liabilities and results of operations of Ashford Prime OP.

2.	Adjustments to Pro Forma Combined Consolidated Balance Sheet

The adjustments to the pro forma combined consolidated balance sheet as of March 31, 2013 are as follows:

(A)	Represents the historical consolidated balance sheet of Ashford Prime as of March 31, 2013. Ashford Prime was incorporated on April 5, 2013 and has had no activity since its inception other than the issuance of 100 shares of common stock for $10 per share that was initially funded with cash.

(B)	Represents the historical combined consolidated balance sheet of the Hotel Group as of March 31, 2013.

(C)	Represents the exercise of an option to acquire the Pier House Joint Venture as of March 31, 2013.

In connection with the spin-off, Ashford Prime will enter into an option agreement with Ashford Trust to acquire the Pier House Resort. Pursuant to such agreement, Ashford Prime will have an 18-month option to acquire the Pier House Resort, and the purchase price initially will be $90.6 million (which is the price Ashford Trust paid when it acquired the property in May 2013 and the out of pocket costs incurred by Ashford Trust in connection with the acquisition), plus the cost of any owner funded capital improvements made by Ashford Trust prior to the acquisition of the hotel by Ashford Prime. The purchase price will increase by 1% six months following the spin-off and will increase an additional 1% 12 months following the spin-off. The purchase price for the Pier House Resort is payable in cash or common units of Ashford Prime OP, at Ashford Trust’s option. For purposes of the unaudited pro forma combined consolidated financial statements, management has assumed the purchase price for the Pier House Resort will be $90.0 million (plus $0.6 million of transaction expenses) and will be paid in cash.

Pier House Resort is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (five years for furniture, fixtures and equipment, 39 years for building and improvements and 15 years for land improvements). The allocation of purchase price for the Pier House Resort is as follows:

Pier House Resort
(in thousands)
Land	$40,778
Buildings and improvements	40,778
Furniture, fixtures and equipment	8,444

Allocated purchase price	$90,000

(D)	Represents the exercise of an option to acquire the Ashford Crystal Gateway as of March 31, 2013 and the assumption of $102.2 million in debt.

In connection with the spin-off, Ashford Prime will enter into an option agreement with Ashford Trust to acquire the Crystal Gateway Marriott. Such agreement will provide Ashford Prime an option to acquire the Crystal Gateway Marriott from the Company beginning six months from the date of the spin-off and extending for 12 months from such date. The purchase price will be equal to the fair market value at the time the option is exercised, based on an appraisal prepared by a nationally recognized appraiser jointly selected by Ashford Prime and the Company. The purchase price for the Crystal Gateway Marriott is payable in common units of Ashford Prime OP only. For purposes of the unaudited pro forma combined consolidated financial statements, management has assumed the purchase price for the Crystal Gateway Marriott will be $232.5 million based on management’s estimate of current market value.

Crystal Gateway Marriott is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (five years for furniture, fixtures and equipment, 39 years for building and improvements and 15 years for land improvements). The allocation of purchase price for the Crystal Gateway Marriott is as follows:

Crystal Gateway Marriott
(in thousands)
Land	$34,875
Buildings and improvements	174,375
Furniture, fixtures and equipment	23,250

Allocated purchase price	$232,500

(E)	Reflects the contribution of capital by Ashford Trust in exchange for common units of Ashford Prime OP.

(F)	Reflects $3 million to pay the estimated acquisition cost to acquire three of Ashford Prime’s taxable REIT subsidiaries.

(G)	Reflects an estimate of transaction costs related to the separation and distribution, including expenditures associated with (i) the attainment of lender consents to transfer Ashford Prime’s eight initial hotel properties from Ashford Trust OP to Ashford Prime OP, (ii) legal, accounting, tax and other advisory fees, (iii) transfer taxes, and (iv) other estimated expenses (e.g., acquisition costs related to the Pier House Resort and Crystal Gateway Marriott).

(H)	Reflects the redemption of 100 outstanding shares of common stock of Ashford Prime.

(I)	Reflects the ownership of 20% of the common units of limited partnership of Ashford Prime OP by Ashford Trust OP. This percentage will increase upon Ashford Prime’s exercise of its option to acquire Crystal Gateway Marriott for units.

3.	Adjustments to Pro Forma Combined Consolidated Statements of Operations

The adjustments to the pro forma combined consolidated statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 are as follows:

(AA)	Represents the historical combined consolidated statements of operations of the Hotel Group for the year ended December 31, 2012 and the three months ended March 31, 2013.

(BB)	Represents the historical statements of operations of the Pier House Resort for the year ended December 31, 2012 and the three months ended March 31, 2013.

(CC)	Represents the historical combined statements of operations of the Crystal Gateway Marriott for the year ended December 31, 2012 and the three months ended March 31, 2013.

(DD)	Represents the base fee payable to Ashford Hospitality Advisors LLC, a to-be-formed subsidiary of Ashford Trust, Ashford Prime’s external advisor, equal to 0.70% per annum of the total enterprise value of Ashford Prime, calculated as 0.70% of (i) the product of the number of shares of common stock outstanding upon completion of the separation and distribution and the related transactions, on a fully diluted basis and the volume weighted average price per share, plus (ii) the aggregate principal amount of Ashford Prime’s outstanding consolidated indebtedness (including Ashford Prime’s proportionate share of debt of any entity that is not consolidated but excluding Ashford Prime’s joint venture partners’ proportionate share of any consolidated debt), plus (iii) the liquidation value of the Company’s outstanding preferred equity.

(EE)	Represents elimination of allocated salaries and benefits, including stock-based compensation, per the terms of Ashford Prime’s advisory agreement with Ashford Hospitality Advisors LLC.

(FF)	Represents reimbursement to the external advisor for certain expenses, including employment and travel expenses of employees of Ashford Prime’s external advisor providing internal audit services.

(GG)	Represents net (income) loss attributable to the non-controlling interest in Ashford Prime OP.

(HH)	Ashford Prime expects to incur additional general and administrative expenses as a result of becoming a public company, including but not limited to, board of directors’ fees and expenses, directors’ and officers’ insurance, Sarbanes-Oxley compliance costs, and incremental audit and tax fees. Ashford Prime estimates that these costs could result in incremental general and administrative expenses of approximately $2.3 million and $0.6 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively.

(II)	Represents a contractual adjustment to management fees for differences between the management fee the seller was obligated to pay and the management fee Ashford Trust contracted to pay.

(JJ)	Reflects incremental depreciation expense based on Ashford Prime’s new cost basis in the acquired hotels. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (five years for furniture, fixtures and equipment, 39 years for buildings and improvements and 15 years for land improvements).

(KK)	Reflects $3 million to pay the acquisition cost to acquire three of Ashford Prime’s taxable REIT subsidiaries.

(LL)	Reflects an estimate of non-recurring transaction costs of $11.75 million related to the separation and distribution, including expenditures associated with (i) the attainment of lender consents to transfer Ashford Prime’s eight initial hotel properties from Ashford Trust OP to Ashford Prime OP, (ii) legal, accounting, tax and other advisory fees, (iii) transfer taxes, and (iv) other estimated expenses (e.g., acquisition costs related to the Pier House Resort and Crystal Gateway Marriott).

(MM)	Reflects the adjustment to income tax expense for this property as if it were a part of the combined consolidated group.

Report of Independent Registered Public Accounting Firm

The Board of Directors of

Ashford Hospitality Trust, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of Ashford Hospitality Prime, Inc. and subsidiaries (the Company) as of April 8, 2013. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Ashford Hospitality Prime, Inc. and subsidiaries at April 8, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, Texas

April 11, 2013,

except for Note 1, as to which the date is

June 14, 2013

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

April 8, 2013

Assets
Cash	$1,000

Total assets	$1,000

Stockholder’s Equity
Common stock, $0.01 par value per share; 1,000 shares authorized; 100 shares issued and outstanding	$1
Additional paid-in-capital	999

Total stockholder’s equity	$1,000

See Notes to Consolidated Balance Sheet.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

As of April 8, 2013

1. Organization

Ashford Hospitality Prime, Inc. (“Prime”) was formed as a Maryland corporation on April 5, 2013. Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”), was formed as a Delaware limited partnership on April 5, 2013 and will hold substantially all of Prime’s assets and conduct substantially all of its business. Ashford Prime OP General Partner LLC, a wholly owned subsidiary of Prime (“Prime GP”), was created to serve as the sole general partner of Ashford Prime OP. Prime, Ashford Prime OP and Prime GP are collectively referred to herein as the “Company”. The Company will receive a contribution of direct and indirect interests in eight hotel properties plus cash from Ashford Hospitality Trust, Inc. and its subsidiaries (“Ashford Trust”), in exchange for common partnership units in Ashford Prime OP and shares of Prime common stock. Ashford Trust intends to distribute all of the outstanding shares of common stock of Prime to holders of Ashford Trust’s common stock. The Company intends to be externally advised by a subsidiary of Ashford Trust. The Company was created to invest primarily in full-service and select-service hotels in the luxury, upper-upscale and upscale segments. Prime intends to elect and qualify to be taxed as a real estate investment trust (“REIT”), for U.S. federal income tax purposes, commencing with the portion of its taxable year ending December 31, 2013.

As of June 14, 2013, six of the eight hotel properties were leased by Ashford Trust’s wholly-owned subsidiaries that are treated as taxable REIT subsidiaries for federal income tax purposes. The two hotel properties owned through a majority owned investment in a partnership were leased to taxable REIT subsidiaries wholly owned by such partnership.

The Company has no assets other than cash and has not yet commenced operations.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation—The consolidated balance sheet includes all of the accounts of the Company as of April 8, 2013, prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant inter-company accounts and transactions between consolidated entities have been eliminated in consolidation.

Use of Estimates—The preparation of this consolidated balance sheet in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from those estimates.

Cash—Cash includes cash on hand or held in banks.

Income Taxes—Prime will elect to operate and be taxed as a REIT under the Internal Revenue Code. To qualify as a REIT, Prime must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain) and which does not necessarily equal net income as calculated in accordance with GAAP. As a REIT, Prime generally will not be subject to federal income tax to the extent Prime currently distributes its REIT taxable income to its stockholders.

REITs are subject to a number of organizational and operational requirements. If Prime fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which the qualification is lost unless the Internal Revenue Service grants Prime relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, Prime intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3. Stockholder’s Equity

Under Prime’s charter, the total number of shares initially authorized for issuance is 1,000 shares of common stock. At formation, Prime issued 100 shares of common stock at $10 per share to its stockholder.

Report of Independent Registered Public Accounting Firm

The Board of Directors of

Ashford Hospitality Trust, Inc. and subsidiaries

We have audited the accompanying combined consolidated balance sheets of The Ashford Hospitality Prime Hotels (the Company) as of December 31, 2012 and 2011, and the related combined consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedule – Schedule III Real Estate and Accumulated Depreciation. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined consolidated financial position of The Ashford Hospitality Prime Hotels at December 31, 2012 and 2011, and the combined consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

Dallas, Texas

June 14, 2013

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2012	2011
Assets
Investments in hotel properties, net	$771,936	$789,170
Cash and cash equivalents	20,313	16,451
Restricted cash	16,891	10,808
Accounts receivable, net of allowance of $33 and $33, respectively	5,892	6,455
Inventories	304	289
Note receivable	8,098	8,098
Deferred costs, net	2,064	3,317
Prepaid expenses	1,402	1,552
Other assets	1,518	1,701
Intangible asset, net	2,721	2,810
Due from third-party hotel managers	16,141	22,767

Total assets	$847,280	$863,418

Liabilities and Equity
Liabilities:
Indebtedness	$570,809	$577,996
Accounts payable and accrued expenses	18,109	16,389
Unfavorable management contract liabilities	633	791
Due to third-party hotel managers	585	663
Intangible liability, net	3,852	3,909
Other liabilities	914	628

Total liabilities	594,902	600,376

Commitments and contingencies (Note 11)
Equity:
Owner’s equity of the Company	239,863	249,055
Noncontrolling interests in consolidated entities	12,515	13,987

Total equity	252,378	263,042

Total liabilities and equity	$847,280	$863,418

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Revenue
Rooms	$160,811	$130,477	$114,940
Food and beverage	50,784	46,628	42,410
Rental income from operating leases	—	5,341	5,435
Other	9,593	9,545	10,045

Total hotel revenue	221,188	191,991	172,830
Expenses
Hotel operating expenses:
Rooms	37,001	31,429	28,625
Food and beverage	33,377	30,341	28,382
Other expenses	59,013	49,949	46,205
Management fees	9,360	7,246	6,514

Total hotel expenses	138,751	118,965	109,726

Property taxes, insurance and other	10,236	9,218	10,243
Depreciation and amortization	29,549	29,816	31,255
Corporate general and administrative	10,846	9,613	7,986

Total expenses	189,382	167,612	159,210

Operating income	31,806	24,379	13,620
Interest income	29	24	88
Other income	—	9,673	—
Interest expense and amortization of loan costs	(31,244)	(31,803)	(31,988)
Unrealized loss on derivatives	—	—	(28)

Income (loss) before income taxes	591	2,273	(18,308)
Income tax expense	(4,384)	(2,636)	(628)

Net loss	(3,793)	(363)	(18,936)
(Income) loss from consolidated entities attributable to noncontrolling interests	(752)	989	2,065

Net income (loss) attributable to the Company	$(4,545)	$626	$(16,871)

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Net loss	$(3,793)	$(363)	$(18,936)

Other comprehensive income, net of tax:
Change in unrealized loss on derivatives	—	—	(56)
Reclassification to interest expense	—	435	425

Total other comprehensive income	—	435	369

Total comprehensive income (loss)	(3,793)	72	(18,567)
Comprehensive (income) loss attributable to noncontrolling interests in consolidated entities	(752)	880	1,972

Comprehensive income (loss) attributable to the Company	$(4,545)	$952	$(16,595)

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF EQUITY

(in thousands)

	Owner’s Equity	Accumulated Other Comprehensive Loss	Noncontrolling Interests in Consolidated Entities	Total
Balance at January 1, 2010	$262,669	$(602)	$14,165	$276,232
Contributions from noncontrolling interests	—	—	1,034	1,034
Distributions to noncontrolling interests	—	—	(334)	(334)
Net loss	(16,871)	—	(2,065)	(18,936)
Change in unrealized loss on derivatives	—	(42)	(14)	(56)
Reclassification to interest expense	—	318	107	425
Capital contributions	17,224	—	—	17,224
Capital distributions	(14,050)	—	—	(14,050)

Balance at December 31, 2010	$248,972	$(326)	$12,893	$261,539

Distributions to noncontrolling interests	—	—	(703)	(703)
Acquisition of noncontrolling interest	(2,677)	—	2,677	—
Net income (loss)	626	—	(989)	(363)
Reclassification to interest expense	—	326	109	435
Capital contributions	24,097	—	—	24,097
Capital distributions	(21,963)			(21,963)

Balance at December 31, 2011	$249,055	$—	$13,987	$263,042

Distributions to noncontrolling interests	—	—	(2,224)	(2,224)
Net income (loss)	(4,545)	—	752	(3,793)
Capital contributions	19,421	—	—	19,421
Capital distributions	(24,068)	—	—	(24,068)

Balance at December 31, 2012	$239,863	$—	$12,515	$252,378

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash Flows from Operating Activities
Net loss	$(3,793)	$(363)	$(18,936)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	29,549	29,816	31,255
Amortization of OCI to interest expense	—	435	425
Amortization of loan costs	1,253	1,278	1,251
Amortization of intangibles	(215)	(214)	(215)
Gain on acquisition of note receivable and other	—	(9,673)	—
Unrealized loss on derivatives	—	—	28
Changes in operating assets and liabilities—
Restricted cash	(6,083)	2,144	9,807
Accounts receivable and inventories	548	(2,588)	660
Prepaid expenses and other assets	1,380	(229)	703
Accounts payable and accrued expenses	(1,621)	1,561	679
Due to/from third-party hotel managers	6,548	(7,377)	(4,033)
Other liabilities	286	605	—

Net cash provided by operating activities	27,852	15,395	21,624

Cash Flows from Investing Activities
Improvements and additions to hotel properties	(11,944)	(10,281)	(22,695)

Net cash used in investing activities	(11,944)	(10,281)	(22,695)

Cash Flows from Financing Activities
Repayments of indebtedness	(7,187)	(4,717)	(5,598)
Payments of loan costs and prepayment penalties	—	—	(1,248)
Contributions from owners	19,421	24,097	17,224
Distributions to owners	(24,068)	(21,963)	(14,050)
Distributions to noncontrolling interests in consolidated entities	(212)	(491)	(933)

Net cash used in financing activities	(12,046)	(3,074)	(4,605)

Net change in cash and cash equivalents	3,862	2,040	(5,676)
Cash and cash equivalents at beginning of year	16,451	14,411	20,087

Cash and cash equivalents at end of year	$20,313	$16,451	$14,411

Supplemental Cash Flow Information
Interest paid	$30,055	$30,105	$29,897
Income taxes paid	$870	$1,882	$857
Supplemental Disclosure of Non Cash Investing and Financing Activities
Note receivable assigned to the Company by a noncontrolling interest in a consolidated entity	$—	$8,098	$—
Financed insurance premiums	$1,047	$1,014	$963
Contributions from a noncontrolling interest in a consolidated entity	$—	$—	$1,034
Distributions declared but not paid to a noncontrolling interest in a consolidated entity	$2,224	$212	$—

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2012, 2011 and 2010

1. Organization and Description of Business

Ashford Hospitality Trust, Inc. (“AHT”) is a self-advised real estate investment trust (“REIT”) as defined in the Internal Revenue Code (“Code”) and was formed in Maryland on May 13, 2003. AHT commenced operations in August 2003 and has been focused on investing in the hospitality industry across all segments and in all methods including direct real estate, securities, equity, and debt. AHT owns its lodging investments and conducts its business through the majority-owned Ashford Hospitality Limited Partnership (“AHLP”), an operating partnership that was formed in Delaware on May 13, 2003. The general partner of AHLP is Ashford OP Limited Partner LLC, a Delaware limited liability company. AHLP will continue into perpetuity unless earlier dissolved or terminated pursuant to law or the provisions of the AHLP limited partnership agreement. The accompanying combined consolidated financial statements include the accounts of certain wholly-owned and majority owned subsidiaries of AHLP that own and operate eight hotels in five states and the District of Columbia. The portfolio includes six wholly-owned hotel properties and two hotel properties that are owned through a partnership in which AHT has a controlling interest. These hotels represent 3,146 total rooms, or 2,912 net rooms, excluding those attributable to our partner. As of December 31, 2012, six of the eight hotel properties were leased by AHT’s indirect wholly-owned subsidiaries that are treated as taxable REIT subsidiaries (TRS) for federal income tax purposes and two hotel properties owned through a consolidated partnership were leased to a TRS wholly-owned by such consolidated partnership. Each hotel is leased under a percentage lease that provides for each lessee to pay in each calendar month the base rent plus, in each calendar quarter, percentage rent, if any, based on hotel revenues. Lease revenue from the TRS is eliminated in consolidation. The hotels are operated under management contracts with Marriott International, Inc. and Hilton Worldwide, which are eligible independent contractors under the Code.

With respect to six of the eight hotels, the accompanying combined consolidated financial statements include the accounts of the following subsidiaries of AHT:

1.	Ashford Plano-M LP

2.	Ashford Seattle Waterfront LP

3.	Ashford Tampa International Hotel Partnership LP

4.	Ashford Seattle Downtown LP

5.	Ashford San Francisco II LP

6.	Ashford Philadelphia Annex LP (from December 2, 2011)

7.	Ashford TRS Philadelphia Annex LLC (from December 2, 2011)

8.	Ashford TRS Sapphire III LLC

9.	Ashford TRS Sapphire VII LLC

With respect to the other two hotels, the accompanying combined consolidated financial statements include the accounts of Ashford HHC Partners III, LP and its subsidiaries which include:

1.	CHH Torrey Pines Hotel Partners, LP

2.	CHH Capital Hotel Partners, LP

3.	CHH III Tenant Parent Corp.

4.	CHH Torrey Pines Tenant Corp.

5.	CHH Capital Tenant Corp.

6.	CHH Torrey Pines Hotel GP, LLC

7.	CHH Capital Hotel GP, LLC

With respect to the Philadelphia hotel, through December 1, 2011, the accompanying combined consolidated financial statements include the accounts of AHT’s majority-owned investment in Ashford Philadelphia Annex, LLC.

The eight hotels which are owned and operated through each of the aforementioned entities are collectively referred to as “The Ashford Hospitality Prime Hotels”. In this report, the terms “the Company,” “we,” “us” or “our” refers to The Ashford Hospitality Prime Hotels.

2. Significant Accounting Policies

Basis of Presentation and Principles of Combination and Consolidation—The accompanying historical combined consolidated financial statements of The Ashford Hospitality Prime Hotels have been “carved out” of AHT’s consolidated financial statements and reflect significant assumptions and allocations. These hotels are under AHT’s common control. The combined consolidated financial statements were prepared using the financial position and results of operations of the entities set forth above after adjustments for certain ownership related activities that have been historically accounted for by AHT. These ownership activities include mortgage indebtedness associated with the eight initial hotels, debt related expenses and other owner related expenses. In addition, the combined consolidated statements of operations include allocations of corporate general and administrative expenses from AHT, which in the opinion of management, are reasonable. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows.

Through December 1, 2011, a hotel property held by a partnership in which AHT previously had an ownership of 89% was leased on a triple-net lease arrangement to a third-party tenant who operated the hotel property. Rental income from this operating lease is included in the combined consolidated results of operations for the period from January 1, 2010 through December 1, 2011. Effective December 2, 2011, the remaining 11% ownership interest in the partnership was obtained from AHT’s partner as a result of a dispute resolution. The operating results of this hotel property have been included in the combined consolidated statements of operations since December 2, 2011. All significant inter-company accounts and transactions between combined consolidated entities have been eliminated in these historical, combined consolidated financial statements.

Marriott International, Inc. (“Marriott”) manages six of our properties. For these Marriott-managed hotels, the fiscal year reflects twelve weeks of operations in each of the first three quarters of the year and 16 weeks for the fourth quarter of the year. Therefore, in any given quarterly period, period-over-period results will have different ending dates. For Marriott-managed hotels, the fourth quarters of 2012, 2011 and 2010 ended December 28, 2012, December 30, 2011 and December 31, 2010, respectively.

Use of Estimates—The preparation of these combined consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand or held in banks and short-term investments with an initial maturity of three months or less at the date of purchase.

Restricted Cash—Restricted cash includes reserves for debt service, real estate taxes, and insurance, as well as excess cash flow deposits and reserves for furniture, fixtures, and equipment replacements of approximately 4% to 5% of property revenue for certain hotels, as required by certain management or mortgage debt agreement restrictions and provisions.

Accounts Receivable—Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. We generally do not require collateral. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on past receivable loss experience, known and inherent credit risks, current economic conditions, and other relevant factors, including specific reserves for certain accounts.

Inventories—Inventories, which primarily consist of food, beverages, and gift store merchandise, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

Investments in Hotel Properties—Hotel properties are generally stated at cost. For hotel properties owned through our majority-owned entities, the carrying basis attributable to the partners’ minority ownership is recorded at historical cost, net of any impairment charges, while the carrying basis attributable to our majority ownership is recorded based on the allocated purchase price of our ownership interests in the entities. All improvements and additions which extend the useful life of the hotel properties are capitalized.

Impairment of Investment in Hotel Properties—Hotel properties are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of the hotel is measured by comparison of the carrying amount of the hotel to the estimated future undiscounted cash flows, which take into account current market conditions and our intent with respect to holding or disposing of the hotel. If our analysis indicates that the carrying value of the hotel is not recoverable on an undiscounted cash flow basis, we recognize an impairment charge for the amount by which the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. In evaluating the impairment of hotel properties, we make many assumptions and estimates, including projected cash flows, expected holding period and expected useful life. Fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions and third-party appraisals, where considered necessary. If an asset is deemed to be impaired, we record an impairment charge for the amount that the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. During 2012, 2011 and 2010, we have not recorded any impairment charges.

Assets Held for Sale and Discontinued Operations—We classify assets as held for sale when we have obtained a firm commitment from a buyer, and consummation of the sale is considered probable and expected within one year. The related operations of assets held for sale are reported as discontinued if a) such operations and cash flows can be clearly distinguished, both operationally and financially, from our ongoing operations, b) such operations and cash flows will be eliminated from ongoing operations once the disposal occurs, and c) we will not have any significant continuing involvement subsequent to the disposal.

Deferred Costs, net—Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Intangible Asset, net and Intangible Liability, net—Intangible asset represents the market value related to a lease agreement obtained in connection with AHT’s acquisition of a hotel property that was below the market rate at the date of the acquisition and is amortized over the remaining term of the lease. Intangible liability represents the market value related to a lease agreement obtained in connection with AHT’s acquisition of a hotel property that was above the market rate at the date of the acquisition and is amortized over the remaining term of the lease. See Note 6.

Derivative Instruments and Hedging—Interest rate derivatives include interest rate caps, which are designated as cash flow hedges, and provide us with interest rate protection above the strike rate on the cap and result in us receiving interest payments when actual rates exceed the cap strike rate. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. These derivatives are subject to master netting settlement arrangements. As the derivatives are subject to master netting settlement arrangements, we report derivatives with the same counterparty net on the combined consolidated balance sheets.

Derivatives are recorded at fair value in accordance with the applicable authoritative accounting guidance. For interest rate derivatives designated as cash flow hedges, the effective portion of changes in the fair value is reported as a component of “Accumulated Other Comprehensive Loss” (“OCI”) in the equity section of the combined consolidated balance sheets. The amount recorded in OCI is reclassified to interest expense in the same period or periods during which the hedged transaction affects earnings, while the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings as “Unrealized loss on derivatives” in the combined consolidated statements of operations.

Due to/from Third-Party Hotel Managers—Due from third-party hotel managers primarily consists of amounts due from Marriott related to cash reserves held at the Marriott corporate level related to operating, capital improvements, insurance, real estate taxes, and other items. Due to third-party hotel managers primarily consists of amounts due to Marriott and/or Hilton related to rebilled expenses.

Unfavorable Management Contract Liabilities—A management agreement assumed by AHT in an acquisition of a hotel in 2007 has terms that are more favorable to the respective manager than typical market management agreements at the acquisition date. As a result, AHT recorded an unfavorable contract liability related to that management agreement totaling $1.5 million based on the present value of expected cash outflows over the initial term of the related agreement. The unfavorable contract liability is amortized as a reduction to incentive management fees on a straight-line basis over the initial term of the related agreement.

Noncontrolling Interests—The noncontrolling interest in a consolidated entity represents an ownership interest of 25% in two hotel properties at December 31, 2012 and 2011 and is reported in equity in the combined consolidated balance sheets. Through December 1, 2011, a hotel property held by an entity in which AHT previously had an ownership of 89% was leased on a triple-net lease basis to a third-party tenant who operated the hotel property. Effective December 2, 2011, the remaining 11% ownership interest was obtained from AHT’s partner as a result of a dispute resolution, which resulted in an adjustment to noncontrolling interest of $2.7 million, which was in a deficit position as of the time of the transaction. The triple-net lease agreement was canceled and the operating results of this hotel property have been included in the combined consolidated statements of operations since December 2, 2011. Separately, the Company was assigned an $8.1 million note receivable associated with the venture and reached an agreement to retain $1.6 million of security deposits that were originally refundable. This resulted in a gain of $9.7 million, which is included in “Other income” in the combined consolidated statements of operations.

Income/loss from consolidated entities attributable to noncontrolling interests in our consolidated entities are reported as deductions/additions from/to net income/loss. Comprehensive income/loss attributable to these noncontrolling interests is reported as reductions/additions from/to comprehensive income/loss.

Revenue Recognition—Hotel revenues, including room, food, beverage, and ancillary revenues such as long-distance telephone service, laundry, parking and space rentals, are recognized when services have been rendered. Rental income represents income from leasing hotel properties to third-party tenants on triple-net operating leases. Base rent on the triple-net lease is recognized on a straight-line basis over the lease terms and variable rent is recognized when earned. There was no variable rent for the year ended December 31, 2012. For the years ended December 31, 2011 and 2010, variable rent was $3.6 million and $3.4 million, respectively. Variable rent is included in “Rental income from operating leases” on the combined consolidated statements of operations. Taxes collected from customers and submitted to taxing authorities are not recorded in revenue. For the hotel that was leased to a third party, we reported deposits into our escrow accounts for capital expenditure reserves as income up to the point in time the lease was terminated.

Other Expenses—Other expenses include telephone charges, guest laundry, valet parking, and hotel-level general and administrative expenses, sales and marketing expenses, repairs and maintenance, franchise fees and utility costs. They are expensed as incurred.

Advertising Costs—Advertising costs are charged to expense as incurred. For 2012, 2011 and 2010, we incurred advertising costs of $652,000, $566,000 and $400,000, respectively. Advertising costs are included in “Other expenses” in the accompanying combined consolidated statements of operations.

Corporate General and Administrative Expense—Corporate general and administrative expense represents an allocation of certain AHT corporate general and administrative costs including salaries and benefits, stock based compensation, legal and professional fees, rent expense, insurance expense and office expenses. The costs were allocated based on the pro rata share of our undepreciated gross investment in hotel properties in relation to AHT’s undepreciated gross investment in hotel properties for all indirect costs. All direct costs associated with the operations of the eight initial hotel properties are included in the combined consolidated financial statements.

Depreciation and Amortization—Hotel properties are depreciated over the estimated useful life of the assets and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets. Presently, hotel properties are depreciated using the straight-line method over lives ranging from 7.5 to 39 years for buildings and improvements and 3 to 5 years for furniture, fixtures and equipment. While we believe our estimates are reasonable, a change in estimated useful lives could affect depreciation expense and net income (loss) as well as resulting gains or losses on potential hotel sales.

Income Taxes—The entities that own the eight hotels are considered partnerships for federal income tax purposes. Partnerships are not subject to U.S. federal income taxes. The partnerships’ revenues and expenses pass through to and are taxed on the owners. The states and cities where the partnerships operate in follow the U.S. federal income tax treatment, with the exception of the District of Columbia, Texas, and the city of Philadelphia. Accordingly, we provide for income taxes in these jurisdictions for the partnerships. The combined consolidated entities that operate the eight hotels are considered taxable corporations for U.S. federal, state, and city income tax purposes. The combined consolidated entities that operate the two hotels owned by a consolidated partnership elected to be treated as taxable REIT subsidiaries (“TRS”) in April 2007, when the partnership was acquired by AHT. In accordance with authoritative accounting guidance, we account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. In addition, the analysis utilized by us in determining our deferred tax asset valuation allowance involves considerable management judgment and assumptions. As more fully described in Note 13, income tax expense in the accompanying combined consolidated financial statements was calculated on a “carve-out” basis from AHT.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance that clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We classify interest and penalties related to underpayment of income taxes as income tax expense. We and our subsidiaries will file income tax returns in the U.S. federal jurisdiction and various states and cities. Tax years 2009 through 2012 remain subject to potential examination by certain federal and state taxing authorities. As more fully described in Note 11, income tax examinations of certain of our taxable corporate subsidiaries are currently in process. We believe that the results of completion of these examinations will not have a material adverse effect on the accompanying combined consolidated financial statements.

Recently Adopted Accounting Standards—In May 2011, the FASB issued accounting guidance for common fair value measurement and disclosure requirements. The guidance requires disclosures of (i) quantitative information about the significant unobservable inputs used for level 3 measurements;

(ii) description of the valuation processes surrounding level 3 measurements; (iii) narrative description of the sensitivity of recurring level 3 measurements to unobservable inputs; (iv) hierarchy classification for items whose fair value is only disclosed in the footnotes; and (v) any transfers between level 1 and 2 of the fair value hierarchy. The new accounting guidance was effective during interim and annual periods beginning after December 15, 2011. We have adopted this accounting guidance and provided the additional required disclosures in Notes 9 and 10. The adoption of this accounting guidance did not affect our financial position or results of operations.

In December 2011, the FASB issued accounting guidance to clarify how to determine whether a reporting entity should derecognize the in substance real estate upon loan defaults when it ceases to have controlling interest in a subsidiary that is in substance real estate. Under this guidance, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related non-recourse indebtedness. That is, even if the reporting entity ceases to have a controlling financial interest, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its financial statements until legal title to the real estate is transferred to legally satisfy the debt. The new accounting guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2012. Early adoption is permitted. This guidance was adopted early. The adoption of this accounting guidance did not affect our financial position or results of operations.

Recently Issued Accounting Standards—In December 2011 and further amended in November 2012, the FASB issued accounting guidance to require disclosures about offsetting assets and liabilities. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements that are either netted on the balance sheet or subject to an enforceable master netting agreement or similar arrangement. The new accounting guidance is effective for fiscal years, and interim periods within those years, beginning after January 1, 2013 and the disclosures should be reported retrospectively for all comparative periods presented. The adoption of this accounting guidance did not have a material impact on our financial position and results of operations.

3. Investment in Hotel Properties, net

Investment in hotel properties, net consisted of the following (in thousands):

	December 31,
	2012	2011
Land	$129,994	$129,994
Buildings and improvements	739,055	735,242
Furniture, fixtures and equipment	49,160	58,352
Construction in progress	2,759	730

Total cost	920,968	924,318
Accumulated depreciation	(149,032)	(135,148)

Investment in hotel properties, net	$771,936	$789,170

The cost of land and depreciable property, net of accumulated depreciation, for federal income tax purposes was approximately $717.2 million and $735.5 million as of December 31, 2012 and 2011, respectively.

For the years ended December 31, 2012, 2011 and 2010, depreciation expense was $29.4 million, $29.7 million and $31.2 million, respectively.

4. Note Receivable

In December 2011, in connection with the restructuring of the entity in which AHT previously owned an 89% interest, the remaining 11% was obtained as a result of a dispute resolution. AHT’s partner also assigned a note receivable of $8.1 million from the city of Philadelphia, Pennsylvania and an agreement to retain $1.6 million of security deposits that were originally refundable. This resulted in a gain of $9.7 million, which is included in “Other income” in the combined consolidated statements of operations. The note bears interest at a rate of 12.85% and matures in 2018. The interest income recorded on the note receivable is offset against the interest expense recorded on the TIF loan of the same amount. See Note 7.

5. Deferred Costs, net

Deferred costs, net consisted of the following (in thousands):

	December 31,
	2012	2011
Deferred loan costs	$8,285	$8,285
Accumulated amortization	(6,221)	(4,968)

Deferred costs, net	$2,064	$3,317

Amortization of loan costs was $1.3 million, $1.3 million and $1.3 million for the years ended December 31, 2012, 2011 and 2010, respectively.

6. Intangible Asset, net and Intangible Liability, net

Intangible asset, net and intangible liability, net consisted of the following (in thousands):

	Intangible Asset, net		Intangible Liability, net
	December 31,		December 31,
	2012	2011	2012	2011
Cost	$3,233	$3,233	$4,179	$4,179
Accumulated amortization	(512)	(423)	(327)	(270)

	$2,721	$2,810	$3,852	$3,909

Intangible asset represents a favorable market-rate lease which relates to the acquisition of the Hilton La Jolla Torrey Pines hotel in La Jolla, CA which is being amortized over the remaining lease term that expires in 2043. Intangible liability represents an unfavorable market-rate lease which relates to the acquisition of the Renaissance Tampa International Plaza in Tampa, FL which is being amortized over the remaining lease term that expires in 2080.

For the three years ended December 31, 2012, 2011 and 2010, amortization expense related to intangible asset was $89,000. Estimated future amortization expense is $89,000 for each of the next five years. For the years ended December 31, 2012, 2011 and 2010, amortization related to the intangible liability was $57,000. Estimated future amortization is $57,000 for each of the next five years.

7. Indebtedness

Indebtedness and the carrying values of related collateral were as follows at December 31, 2012 and 2011 (in thousands):

					December 31, 2012		December 31, 2011
Indebtedness	Collateral	Maturity	Interest Rate		Debt Balance	Book Value of Collateral(3)	Debt Balance	Book Value of Collateral
Mortgage loan	2 hotels	August 2013	LIBOR+2.75	%(1)	$141,667	$259,496	$145,667	$264,147
Mortgage loan(2)	1 hotel	April 2017	5.91%		34,735	91,222	35,000	93,956
Mortgage loan	2 hotels	April 2017	5.95%		127,288	145,275	128,251	148,244
Mortgage loan	3 hotels	April 2017	5.95%		259,021	275,190	260,980	282,823
TIF loan(2) (4)	1 hotel	June 2018	12.85%		8,098	—	8,098	—

Total					$570,809	$771,183	$577,996	$789,170

(1)	LIBOR rates were 0.209% and 0.295% at December 31, 2012 and 2011, respectively.
(2)	These loans are collateralized by the same property.
(3)	Book value of collateral does not include $753,000 of construction in progress that has not been allocated to the various hotel properties.
(4)	The interest expense from the TIF loan is offset against interest income recorded on the note receivable of the same amount. See Note 4.

Maturities and scheduled amortization of indebtedness as of December 31, 2012 for each of the following five years and thereafter are as follows (in thousands):

2013	$147,139
2014	5,807
2015	6,162
2016	6,538
2017	397,065
Thereafter	8,098

Total	$570,809

The assets of certain of our subsidiaries are pledged under non-recourse indebtedness and are not available to satisfy the debts and other obligations of the combined consolidated group. Presently, our existing financial covenants are non-recourse and primarily relate to maintaining minimum debt coverage ratios. As of December 31, 2012, we were in compliance in all material respects with all covenants or other requirements set forth in our debt and related agreements as amended. Subsequent to December 31, 2012, AHT refinanced the $141.7 million mortgage loan, which had an outstanding balance of $141.0 million at the time of the refinance. See Note 17.

8. Derivative Instruments and Hedging

Interest Rate Derivatives—We are exposed to risks arising from our business operations, economic conditions and financial markets. To manage the risks, we primarily use interest rate derivatives to hedge our debt as a way to potentially improve cash flows. The interest rate derivatives include interest rate caps, which are subject to master netting settlement arrangements. All derivatives are recorded at fair value.

In 2008, AHT entered into two interest rate caps with identical notional amounts and strike rates of $160.0 million and 5.00% that were designated as cash flow hedges. The first had an effective date of August 2008, maturity date of September 2010 and total cost of $352,000. The second had an effective date of September 2010, maturity date of September 2011 and a total cost of $632,000. The two instruments capped the interest rate on our mortgage loan with a principal balance of $141.7 million and a maturity date of August 2013. At December 31, 2012 and 2011, we had no derivative instruments.

9. Fair Value Measurements

Fair Value Hierarchy—Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•

Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•

Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rates of the caps. The variable interest rates used in the calculation of projected receipts on the caps are based on an expectation of future interest rates derived from observable market interest rate curves (LIBOR forward curves) and volatilities (the Level 2 inputs). We also incorporate credit valuation adjustments (the Level 3 inputs) to appropriately reflect both our own non-performance risk and the respective counterparty’s non-performance risk in the fair value measurements.

We have determined that when a majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy. However, when the valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by us and our counter-parties, which we consider significant (10% or more) to the overall valuation of our derivatives, the derivative valuations in their entirety are classified in Level 3 of the fair value hierarchy. Transfers of inputs between levels are determined at the end of each reporting period.

Effect of Fair Value Measured Assets and Liabilities on Combined Consolidated Statements of Operations

The following table summarizes the effect of fair value measured assets and liabilities on the combined consolidated statements of operations (in thousands):

	Gain or (Loss) Recognized in Income				Reclassified from Accumulated OCI into Interest Expense
	Year Ended December 31,				Year Ended December 31,
	2012	2011	2010		2012	2011	2010
Assets
Derivative assets:
Interest rate derivatives	$—	$—	$(28	)(1)	$—	$435	$425

(1)	Reported as “Unrealized loss on derivatives” in the combined consolidated statements of operations.

In 2012, 2011 and 2010, the change in fair values of interest rate derivatives that were recognized as a change in other comprehensive income (loss) totaled $0, $0 and $(56,000), respectively.

10. Summary of Fair Value of Financial Instruments

Financial Instruments Measured at Fair Value on a Recurring basis

Derivative assets, net. Fair value of the interest rate derivatives are determined using the net present value of the expected cash flows of each derivative based on the market-based interest rate curve and adjusted for credit spreads of the Company and the counterparties.

As of December 31, 2012 and 2011, there were no financial instruments measured at fair value on a recurring basis on the combined consolidated balance sheets.

Financial Instruments Not Measured at Fair Value

Some of our financial instruments are not measured at fair value on a recurring basis. Determining the estimated fair values of certain financial instruments such as notes receivable and indebtedness requires considerable judgment to interpret market data. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Accordingly, the estimates presented are not necessarily indicative of the amounts at which these instruments could be purchased, sold or settled. The carrying amounts and estimated fair values of financial instruments not measured at fair value were as follows (in thousands):

	December 31, 2012		December 31, 2011
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$20,313	$20,313	$16,451	$16,451
Restricted cash	$16,891	$16,891	$10,808	$10,808
Accounts receivable	$5,892	$5,892	$6,455	$6,455
Notes receivable	$8,098	$11,796 to $13,037	$8,098	$9,819 to $10,853
Due from third-party hotel managers	$16,141	$16,141	$22,767	$22,767
Financial liabilities:
Indebtedness	$570,809	$552,245 to $610,376	$577,996	$516,662 to $571,047
Accounts payable and accrued expenses	$18,109	$18,109	$16,389	$16,389
Due to third-party hotel managers	$585	$585	$663	$663

Cash, cash equivalents and restricted cash. These financial assets bear interest at market rates and have maturities of less than 90 days. The carrying values approximate fair value due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Accounts receivable, accounts payable and accrued expenses, and due to/from third-party hotel managers. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Notes receivable. Fair value of the note receivable was determined by using similar loans with similar collateral. Since there is very little to no trading activity, we had to rely on our internal analysis of what we believe a willing buyer would pay for this note at December 31, 2012 and 2011. We estimated the fair value of the note receivable to be approximately 45.7% to 61.0% higher than the carrying value of $8.1 million at December 31, 2012, and approximately 21.3% to 34.0% higher than the carrying value of $8.1 million at December 31, 2011. This is considered a Level 2 valuation technique.

Indebtedness. Fair value of indebtedness is determined using future cash flows discounted at current replacement rates for these instruments. Cash flows are determined using a forward interest rate yield curve. The current replacement rates are determined by using the U.S. Treasury yield curve or the index to which these financial instruments are tied, and adjusted for the credit spreads. Credit spreads take into consideration general market conditions, maturity and collateral. For the December 31, 2012 and 2011 indebtedness valuations, we used estimated future cash flows discounted at applicable index forward curves adjusted for credit spreads. We estimated the fair value of the total indebtedness to be approximately 96.7% to 106.9% of the carrying value of $570.8 million at December 31, 2012, and approximately 89.4% to 98.8% of the carrying value of $578.0 million at December 31, 2011. This is considered a Level 2 valuation technique.

11. Commitments and Contingencies

Restricted Cash—Under certain management and debt agreements for our hotel properties existing at December 31, 2012, escrow payments are required for insurance, real estate taxes, and debt service. In addition, for certain properties based on the terms of the underlying debt and management agreements, we escrow 4% to 5% of gross revenues for capital improvements.

Management Fees—Under management agreements for our hotel properties existing at December 31, 2012, we paid a) 3% to 7% of gross revenues, as well as annual incentive management fees, if applicable, b) market service fees on approved capital improvements, including project management fees of up to 4% of project costs, for certain hotels, and c) other general fees at current market rates as approved by AHT’s independent directors, if required. These management agreements expire from December 31, 2013 through December 31, 2041, with renewal options. If we terminate a management agreement prior to its expiration, we may be liable for estimated management fees through the remaining term, liquidated damages or, in certain circumstances, we may substitute a new management agreement.

Leases—We lease land under two non-cancelable operating ground leases, which expire in 2043 and 2080, related to our hotel properties in La Jolla, CA and Tampa, FL. These leases are subject to base rent plus contingent rent based on the related property’s financial results and escalation clauses. For the years ended December 31, 2012, 2011, and 2010, we recognized rent expense of $2.9 million, $2.4 million and $2.9 million, respectively, which included contingent rent of $660,000, $125,000 and $693,000, respectively. Rent expense is included in other expenses in the combined consolidated statements of operations. Future minimum rentals due under non-cancelable leases are as follows for each of the years ending December 31, (in thousands):

2013	$2,248
2014	2,186
2015	2,172
2016	2,122
2017	2,120
Thereafter	70,244

Total	$81,092

Capital Commitments—At December 31, 2012, we had capital commitments of $9.2 million relating to general capital improvements that are expected to be paid in the next twelve months.

Litigation—The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss for these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, management does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the combined consolidated financial position or results of operations of the Company. However, the final results of legal proceedings cannot be predicted with certainty and if the Company failed to prevail in one or more of these legal matters, and the associated realized losses were to exceed the Company’s current estimates of the range of potential losses, the Company’s combined consolidated financial position or results of operations could be materially adversely affected in future periods.

Income Taxes—We and our subsidiaries will file income tax returns in the federal jurisdiction and various states and cities. Tax years 2009 through 2012 remain subject to potential examination by certain federal and state taxing authorities.

As part of our formation transactions, AHT will contribute its indirect interest in CHH III Tenant Parent Corp. (“CHH”), the parent of the TRS lessees for two of our initial properties, and for which we intend to elect to treat as a TRS. AHT also elected to treat CHH III Tenant Parent Corp. as a TRS.

In September 2010, the Internal Revenue Service (“IRS”) completed an audit of CHH for the tax year ended December 31, 2007. The IRS issued a notice of proposed adjustment based on Section 482 of the Code that reduced the amount of rent AHT charged CHH. AHT owns a 75% interest in the hotel properties and CHH. In connection with the CHH audit, the IRS selected AHT for audit for the same tax year. In October 2011, the IRS issued an income tax adjustment to AHT as an alternative to the CHH proposed adjustment. The AHT adjustment is based on the REIT 100% federal excise tax on its share of the amount by which the rent was held to be greater than the arm’s length rate. AHT strongly disagrees with the IRS’ position. AHT filed written protests with the IRS and requested an IRS Appeals Office review of the CHH and AHT cases simultaneously. The IRS granted the Appeals Office review and AHT’s representatives attended Appeals Office conferences. One or more additional conferences with the Appeals Office may be required to resolve the cases, and AHT anticipates these will occur in 2013. In determining amounts payable by CHH under its leases, AHT engaged a third party to prepare a transfer pricing study which concluded that the lease terms have been consistent with arms’ length terms as required by applicable Treasury regulations. However, if the IRS were to pursue CHH’s case and prevail, CHH would owe approximately $1.1 million of additional U.S. federal income taxes plus possible additional state income taxes of $199,000, net of federal benefit. Alternatively, if the IRS were to pursue the AHT case and prevail, AHT would owe approximately $4.6 million of U.S. federal excise taxes. The excise taxes assessed on AHT would be in lieu of the CHH additional income taxes. AHT believes the IRS transfer pricing methodologies applied in the audits contain flaws and that the IRS adjustments to the rent charged are inconsistent with the U.S. federal tax laws related to REITs and true leases. U.S. federal income tax assessment statutes of limitations generally limit the time the IRS has to make assessments to within three years after a return is due or filed, whichever is later. As a result, the IRS has requested and AHT agreed to extend the assessment statute of limitations three times for CHH and AHT for the 2007 tax year. The most recent IRS request was made in January 2013, and extends the statute for the 2007 tax year to March 31, 2014.

In June 2012, the IRS completed audits of CHH and AHT for the tax years ended December 31, 2008 and 2009. With respect to the 2009 tax year, the IRS has not proposed any adjustments to CHH or AHT. For the 2008 tax year, the IRS has issued notices of proposed adjustments for both AHT and CHH. The AHT adjustment is for $3.3 million of U.S. federal excise taxes and represents the amount by which the IRS asserts that the rent charged to CHH was greater than the arms’ length rate pursuant to IRC Section 482. The CHH adjustment is for $1.6 million of additional income, which would equate to approximately $467,000 of additional U.S. federal income taxes and potential state income taxes of $83,000, net of federal benefit. The CHH adjustment represents the IRS’ imputation of compensation to CHH under IRC Section 482 for agreeing to be a party to the lessor entity’s bank loan agreement. AHT owns a 75% interest in the lessor entity. AHT strongly disagrees with both of the IRS adjustments for the reasons noted under the 2007 audits, and in addition, AHT believes the IRS has misinterpreted certain terms of the lease, third-party hotel management, and bank loan agreements. AHT has filed a written protest and requested an IRS Appeals Office review. The IRS has granted the Appeals Office review and has assigned the same Appeals team that is overseeing the 2007 cases to the 2008 cases. The initial Appeals conference for the 2008 cases is scheduled to occur in August 2013. In March 2012, the IRS requested and AHT consented to extend the statute of limitations for CHH and AHT for the 2008 tax year to March 31, 2013. In January 2013, the IRS requested and AHT agreed to extend the statute of limitations to March 31, 2014.

With respect to both the 2007 and 2008 IRS audits, AHT believes CHH and AHT will substantially prevail in the eventual settlement of the audits and that the settlements will not have a material adverse effect on the accompanying combined consolidated financial statements. AHT has concluded that the positions reported on the tax returns under audit by the IRS are, solely on their technical merits, more-likely-than-not to be sustained upon examination.

12. Equity

Noncontrolling Interests in Consolidated Entities—At December 31, 2012 and 2011, a noncontrolling entity partner had ownership interests of 25% in two hotel properties with a total carrying value of $12.5 million and $14.0 million, respectively. Through December 1, 2011, AHT owned the Courtyard Philadelphia Downtown hotel in an entity in which AHT had an ownership interest of 89%, and the hotel was leased on a triple-net lease basis to a third-party tenant. Rental income from this operating lease is included in the combined consolidated results of operations for the period from January 1, 2010 through December 1, 2011. Effective December 2, 2011, AHT obtained the remaining 11% ownership interest from its partner as a result of a dispute resolution. The triple-net lease agreement was canceled and the operating results of this hotel property have been included in the combined consolidated statements of operations since December 2, 2011. Income (loss) from consolidated entities attributable to these noncontrolling interests was $752,000, $(989,000) and $(2.1) million for 2012, 2011 and 2010, respectively.

13. Income Taxes

At December 31, 2012, all of our eight hotel properties were leased by taxable corporations. The taxable corporations recognized net book income before income taxes of $11.0 million, $6.7 million and $1.9 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Income tax expense for the taxable corporation that operates six hotels has been calculated on a separate stand-alone basis. For 2012, and the period from December 2, 2011 through December 31, 2011, the results of operations of the six hotels were included in the consolidated tax returns in various jurisdictions of a TRS subsidiary of AHT. For 2010 and the period January 1, 2011 through December 1, 2011, the results of operations of the same hotels, with the exception of the Philadelphia hotel, were included in the consolidated tax returns in various jurisdictions of a TRS subsidiary of AHT. Through December 1, 2011, the Philadelphia hotel was owned by a consolidated partnership in which AHT previously had an ownership interest of 89% and was leased under a triple-net lease to a third-party tenant who operated the hotel property. The partnership was not subject to federal and state income taxes. However, the partnership was subject to city income taxes. The city income tax expense for the consolidated joint venture for 2010 and the period from January 1, 2011 through December 1, 2011, has been included in the accompanying combined consolidated financial statements at the same amounts included in AHT’s consolidated financial statements with minor adjustments to reflect the actual tax liabilities per tax returns filed. Income tax expense for the taxable corporations that lease the two hotels owned by the other consolidated partnership and the District of Columbia tax on the partnership has been included in the accompanying combined consolidated financial statements at the same amounts included in AHT’s consolidated financial statements with certain adjustments made between current and deferred income tax expense to reflect the actual current tax liabilities per tax returns filed.

The following table reconciles the income tax expense at statutory rates to the actual income tax (expense) benefit recorded (in thousands):

	Year Ended December 31,
	2012	2011	2010
Income tax expense at federal statutory income tax rate of 35%	$(3,729)	$(2,282)	$(628)
State income tax expense, net of federal income tax benefit	(366)	(151)	(98)
State and local income tax expense on pass-through entity subsidiaries	(139)	(123)	(101)
Gross receipts and margin taxes	(177)	(170)	(154)
Other	(36)	27	—
Valuation allowance	63	63	353

Total income tax expense	$(4,384)	$(2,636)	$(628)

The components of income tax expense from continuing operations are as follows (in thousands):

	Year Ended December 31,
	2012	2011	2010
Current:
Federal	$(3,693)	$(1,417)	$(323)
State	(711)	(397)	(305)

Total current	(4,404)	(1,814)	(628)

Deferred:
Federal	18	(744)	—
State	2	(78)	—

Total deferred	20	(822)	—

Total income tax expense	$(4,384)	$(2,636)	$(628)

For the years ended December 31, 2012, 2011 and 2010, income tax expense (benefit) includes interest and penalties paid to taxing authorities of $(2,000), $0 and $0, respectively. At December 31, 2012 and 2011, we determined that there were no amounts to accrue for interest and penalties due to taxing authorities.

In May 2006, the State of Texas adopted House Bill 3, which modified the state’s franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the Texas Margin Tax) effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for our business) to the profit margin, which is generally determined by total revenue less either the cost of goods sold or compensation as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, we believe that the authoritative accounting guidance related to income taxes applies to the Texas Margin Tax. We recorded an income tax provision for the Texas Margin Tax of $177,000, $170,000 and $154,000 for the years ended December 31, 2012, 2011 and 2010, respectively.

At December 31, 2012 and 2011, our net deferred tax liability, included in accounts payable and accrued expenses on the combined consolidated balance sheets, consisted of the following (in thousands):

	December 31,
	2012	2011
Allowance for doubtful accounts	$13	$13
Unearned income	80	81
Unfavorable management contract liability	255	311
Federal and state net operating losses	2,027	1,858
Accrued expenses	594	538
Prepaid expenses	(1,172)	(1,227)
Accrued revenue	(224)	(133)
Tax property basis less than book basis	(174)	(231)
Other	6	6

Deferred tax asset	1,405	1,216
Valuation allowance	(2,202)	(2,033)

Net deferred tax liability	$(797)	$(817)

At December 31, 2012 and 2011, we recorded a valuation allowance of $2.2 million and $2.0 million, respectively, to substantially offset our deferred tax asset. As a result of cumulative consolidated losses in 2012, 2011 and 2010, and the limitation imposed by the Code on the utilization of net operating losses of acquired subsidiaries, we believe that it is more likely than not our deferred tax asset will not be realized, and therefore, have provided a valuation allowance to substantially reserve against the balances. The cumulative consolidated losses in 2012, 2011 and 2010 were determined on a “carve out” basis from AHT. For tax purposes, the Company’s activities related to the six wholly-owned properties that were included in the federal, state and local income tax return filings for AHT and its subsidiaries. Net operating losses for AHT and its subsidiaries during 2010, 2011 and 2012 were not able to be carried back. Accordingly, the tax accounts for the Company have been determined, assuming that net operating losses and other tax attributes cannot be carried back. At December 31, 2012, the taxable corporation had net operating loss carryforwards for federal income tax purposes of $3.9 million, and are available to offset future taxable income, if any, through 2023. The $3.9 million of net operating loss carryforwards is attributable to acquired subsidiaries and subject to substantial limitation on its use. The following table summarizes the changes in the valuation allowance (in thousands):

	Year Ended December 31,
	2012	2011	2010
Balance at beginning of year	$2,033	$2,071	$2,572
Additions charged to other	232	366	14
Deductions	(63)	(404)	(515)

Balance at end of year	$2,202	$2,033	$2,071

14. Segment Reporting

We operate in one business segment within the hotel lodging industry: direct hotel investments. Direct hotel investments refer to owning hotels through either acquisition or new development. We report operating results of direct hotel investments on an aggregate basis as substantially all of our hotel investments have similar economic characteristics and exhibit similar long-term financial performance. As of December 31, 2012 and 2011, all of our hotel properties were domestically located.

15. Related Party Transactions

AHT has management agreements with Remington Lodging (“Remington”), which is beneficially wholly owned by its Chairman and chief executive officer and its chairman emeritus. Under the agreements, AHT pays Remington market service fees including purchasing, design and construction management not to exceed 16.5% of project budget cumulatively, including project management fees of up to 4% of project cost.

The following fees related to the management agreements with the related party (in thousands):

	Year Ended December 31,
	2012	2011	2010
Market service and project management fees	$940	$665	$1,352

Management agreements with Remington include exclusivity clauses that requires AHT to engage Remington, unless its independent directors either (i) unanimously vote not to hire Remington or (ii) by a majority vote elect not to engage Remington because either special circumstances exist such that it would be in the best interest of AHT not to engage Remington, or, based on the Remington’s prior performance, it is believed that another manager or developer could perform the management, development or other duties materially better.

16. Concentration of Risk

Our investments are all concentrated within the hotel industry. Our investment strategy is to acquire primarily full-service and select-service hotels in the luxury, upper-upscale and upscale segments located predominantly in domestic and international gateway markets. At present, all of our hotels are located domestically with two located in Seattle, WA comprising 17% of total revenues. During 2012, six of our hotels generated revenues in excess of 10% of total revenues amounting to 86% of total hotel revenue.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents. We are exposed to credit risk with respect to cash held at various financial institutions. At December 31, 2012, our exposure risk related to our cash is spread among a diversified group of investment grade financial institutions.

17. Subsequent Event

On February 26, 2013, AHT refinanced the $141.7 million loan due August 2013, which had an outstanding balance of $141.0 million, with a $199.9 million loan due February 2018. The new loan provides for an interest rate of LIBOR + 3.50%, with no LIBOR floor. In connection with the refinance, AHT entered into an interest rate cap with a counterparty, capping LIBOR at 3.00%. The new loan continues to be secured by the Capital Hilton in Washington, D.C. and the Hilton La Jolla Torrey Pines in La Jolla, CA. We have a 75% ownership interest in the properties, with Hilton holding the remaining 25%. The excess loan proceeds above closing costs and reserves were distributed to the partners on a pro rata basis. AHT’s share of the distribution was $40.5 million.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Investments in hotel properties, net	$770,158	$771,936
Cash and cash equivalents	13,706	20,313
Restricted cash	6,421	16,891
Accounts receivable, net of allowance of $34 and $33, respectively	9,470	5,892
Inventories	285	304
Note receivable	8,098	8,098
Deferred costs, net	2,666	2,064
Prepaid expenses	2,610	1,402
Derivative assets	5	—
Other assets	1,835	1,518
Intangible asset, net	2,698	2,721
Due from third-party hotel managers	17,283	16,141

Total assets	$835,235	$847,280

Liabilities and Equity
Liabilities:
Indebtedness	$627,685	$570,809
Accounts payable and accrued expenses	16,227	18,109
Unfavorable management contract liabilities	593	633
Due to third-party hotel managers	671	585
Intangible liability, net	3,838	3,852
Other liabilities	920	914

Total liabilities	649,934	594,902

Commitments and contingencies (Note 10)
Equity:
Owner’s equity of the Company	186,978	239,863
Noncontrolling interest in a consolidated entity	(1,677)	12,515

Total equity	185,301	252,378

Total liabilities and equity	$835,235	$847,280

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Revenue
Rooms	$38,618	$34,130
Food and beverage	13,094	12,408
Other	2,374	2,074

Total hotel revenue	54,086	48,612
Expenses
Hotel operating expenses:
Rooms	9,506	8,276
Food and beverage	8,737	8,074
Other expenses	14,255	13,466
Management fees	2,255	1,998

Total hotel expenses	34,753	31,814

Property taxes, insurance and other	2,927	2,565
Depreciation and amortization	7,450	7,572
Corporate general and administrative	3,779	2,659

Total expenses	48,909	44,610

Operating income	5,177	4,002
Interest income	10	6
Interest expense and amortization of loan costs	(7,892)	(7,801)
Write-off of loan costs and exit fees	(1,971)	—
Unrealized loss on derivatives	(31)	—

Loss before income taxes	(4,707)	(3,793)
Income tax expense	(619)	(1,096)

Net loss	(5,326)	(4,889)
Loss from consolidated entities attributable to noncontrolling interests	704	122

Net loss attributable to the Company	$(4,622)	$(4,767)

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Net loss	$(5,326)	$(4,889)

Other comprehensive income, net of tax:
Change in unrealized loss on derivatives	—	—
Reclassification to interest expense	—	—

Total other comprehensive income	—	—

Total comprehensive loss	(5,326)	(4,889)
Comprehensive loss attributable to a noncontrolling interest in a consolidated entity	704	122

Comprehensive loss attributable to the Company	$(4,622)	$(4,767)

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENT OF EQUITY

(unaudited)

(in thousands)

	Owner’s Equity	Noncontrolling Interest in a Consolidated Entity	Total
Balance at January 1, 2013	$239,863	$12,515	$252,378
Distributions to a noncontrolling interest	—	(13,488)	(13,488)
Net loss	(4,622)	(704)	(5,326)
Capital contributions	6,118	—	6,118
Capital distributions	(54,381)	—	(54,381)

Balance at March 31, 2013	$186,978	$(1,677)	$185,301

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Cash Flows from Operating Activities
Net loss	$(5,326)	$(4,889)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	7,450	7,572
Amortization of loan costs	248	312
Amortization of intangibles	(54)	(50)
Write-off of loan costs and exit fees	1,971	—
Unrealized loss on derivatives	31	—
Changes in operating assets and liabilities—
Restricted cash	10,470	(342)
Accounts receivable and inventories	(3,559)	(2,187)
Prepaid expenses and other assets	(1,525)	(247)
Accounts payable and accrued expenses	648	2,536
Due to/from third-party hotel managers	(1,056)	6,720
Other liabilities	6	19

Net cash provided by operating activities	9,304	9,444

Cash Flows from Investing Activities
Improvements and additions to hotel properties	(5,955)	(3,562)

Net cash used in investing activities	(5,955)	(3,562)

Cash Flows from Financing Activities
Borrowings on indebtedness	199,875	—
Repayments of indebtedness	(142,999)	(1,000)
Payments of loan costs and exit fees	(2,821)	—
Payments for derivatives	(36)	—
Contributions from owners	6,118	6,023
Distributions to owners	(54,381)	(12,293)
Distributions to a noncontrolling interest in a consolidated entity	(15,712)	(212)

Net cash used in financing activities	(9,956)	(7,482)

Net change in cash and cash equivalents	(6,607)	(1,600)
Cash and cash equivalents at beginning of period	20,313	16,451

Cash and cash equivalents at end of period	$13,706	$14,851

Supplemental Cash Flow Information
Interest paid	$7,341	$7,504
Income taxes paid	$—	$—

See Notes to Combined Consolidated Financial Statements.

THE ASHFORD HOSPITALITY PRIME HOTELS

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Description of Business

Ashford Hospitality Trust, Inc. (“AHT”) is a self-advised real estate investment trust (“REIT”) as defined in the Internal Revenue Code (“Code”) and was formed in Maryland on May 13, 2003. AHT commenced operations in August 2003 and has been focused on investing in the hospitality industry across all segments and in all methods including direct real estate, securities, equity, and debt. AHT owns its lodging investments and conducts its business through the majority-owned Ashford Hospitality Limited Partnership (“AHLP”), an operating partnership that was formed in Delaware on May 13, 2003. The general partner of AHLP is Ashford OP Limited Partner LLC, a Delaware limited liability company. AHLP will continue into perpetuity unless earlier dissolved or terminated pursuant to law or the provisions of the AHLP limited partnership agreement. The accompanying combined consolidated financial statements include the accounts of certain wholly-owned and majority owned subsidiaries of AHLP that own and operate eight hotels in five states and the District of Columbia. The portfolio includes six wholly-owned hotel properties and two hotel properties that are owned through a partnership in which AHT has a controlling interest. These hotels represent 3,146 total rooms, or 2,912 net rooms, excluding those attributable to our partner. As of March 31, 2013, six of the eight hotel properties were leased by AHT’s indirect wholly-owned subsidiaries that are treated as taxable REIT subsidiaries (TRS) for federal income tax purposes and two hotel properties owned through a consolidated partnership were leased to a TRS wholly-owned by such consolidated partnership. Each hotel is leased under a percentage lease that provides for each lessee to pay in each calendar month the base rent plus, in each calendar quarter, percentage rent, if any, based on hotel revenues. Lease revenue from the TRS is eliminated in consolidation. The hotels are operated under management contracts with Marriott International, Inc. and Hilton Worldwide, which are eligible independent contractors under the Code.

With respect to six of the eight hotels, the accompanying combined consolidated financial statements include the accounts of the following subsidiaries of AHT:

1.	Ashford Plano-M LP

2.	Ashford Seattle Waterfront LP

3.	Ashford Tampa International Hotel Partnership LP

4.	Ashford Seattle Downtown LP

5.	Ashford San Francisco II LP

6.	Ashford Philadelphia Annex LP

7.	Ashford TRS Philadelphia Annex LLC

8.	Ashford TRS Sapphire III LLC

9.	Ashford TRS Sapphire VII LLC

With respect to the other two hotels, the accompanying combined consolidated financial statements include the accounts of Ashford HHC Partners III, LP and its subsidiaries which include:

1.	CHH Torrey Pines Hotel Partners, LP

2.	CHH Capital Hotel Partners, LP

3.	CHH III Tenant Parent Corp.

4.	CHH Torrey Pines Tenant Corp.

5.	CHH Capital Tenant Corp.

6.	CHH Torrey Pines Hotel GP, LLC

7.	CHH Capital Hotel GP, LLC

The eight hotels which are owned and operated through each of the aforementioned entities are collectively referred to as “The Ashford Hospitality Prime Hotels”. In this report, the terms “the Company,” “we,” “us” or “our” refers to The Ashford Hospitality Prime Hotels.

2. Significant Accounting Policies

Basis of Presentation and Principles of Combination and Consolidation—The accompanying historical unaudited combined consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information and with instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring acrruals) considered necessary for a fair presentation have been included. These historical combined consolidated financial statements of The Ashford Hospitality Prime Hotels have been “carved out” of AHT’s consolidated financial statements and reflect significant assumptions and allocations. The hotels are under AHT’s common control. The combined consolidated financial statements were prepared using the financial position and results of operations of the entities set forth above after adjustments for certain ownership related activities that have been historically accounted for by AHT. These ownership activities include mortgage indebtedness associated with the eight initial hotels, debt related expenses and other owner related expenses. In addition, the combined consolidated statements of operations include allocations of corporate general and administrative expenses from AHT, which in the opinion of management, are reasonable. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows. All significant inter-company accounts and transactions between combined consolidated entities have been eliminated in these historical, combined consolidated financial statements. These historical combined consolidated financial statements and related notes should be read in conjunction with the historical combined consolidated financial statements included earlier in this document.

The following items affect reporing comparability related to our historical combined consolidated financial statements:

•

Historical seaonality patterns at some of our properties cause fluctuations in our overall operating results. Consequently, operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

•

Marriott International, Inc. (“Marriott”) manages six of our hotel properties. For these Marriott-managed hotels, the 2012 fiscal year reflects twelve weeks of operations in each of the first three quarters of the year and 16 weeks for the fourth quarter of the year. Beginning in 2013, the fiscal quarters end on March 31, June 30, September 30 and December 31. Therefore, in any given quarterly period, period-over-period results will have different ending dates. For Marriott-managed hotels, the first quarters of 2013 and 2012 began on December 29, 2012 and December 31, 2011, respectively and ended on March 31, 2013 and March 23, 2012, respectively. As a result, the quarter ended March 31, 2013 contained 93 days while the quarter ended March 23, 2012 contained 84 days. Prior results have not been adjusted.

Use of Estimates—The preparation of these combined consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand or held in banks and short-term investments with an initial maturity of three months or less at the date of purchase.

Restricted Cash—Restricted cash includes reserves for debt service, real estate taxes, and insurance, as well as excess cash flow deposits and reserves for furniture, fixtures, and equipment replacements of approximately 4% to 5% of property revenue for certain hotels, as required by certain management or mortgage debt agreement restrictions and provisions.

Accounts Receivable—Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. We generally do not require collateral. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on past receivable loss experience, known and inherent credit risks, current economic conditions, and other relevant factors, including specific reserves for certain accounts.

Inventories—Inventories, which primarily consist of food, beverages, and gift store merchandise, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

Investments in Hotel Properties—Hotel properties are generally stated at cost. For hotel properties owned through our majority-owned entities, the carrying basis attributable to the partners’ minority ownership is recorded at historical cost, net of any impairment charges, while the carrying basis attributable to our majority ownership is recorded based on the allocated purchase price of our ownership interests in the entities. All improvements and additions which extend the useful life of the hotel properties are capitalized.

Impairment of Investment in Hotel Properties—Hotel properties are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of the hotel is measured by comparison of the carrying amount of the hotel to the estimated future undiscounted cash flows, which take into account current market conditions and our intent with respect to holding or disposing of the hotel. If our analysis indicates that the carrying value of the hotel is not recoverable on an undiscounted cash flow basis, we recognize an impairment charge for the amount by which the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. In evaluating the impairment of hotel properties, we make many assumptions and estimates, including projected cash flows, expected holding period and expected useful life. Fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions and third-party appraisals, where considered necessary. If an asset is deemed to be impaired, we record an impairment charge for the amount that the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. During the three months ended March 31, 2013 and 2012, we have not recorded any impairment charges.

Assets Held for Sale and Discontinued Operations—We classify assets as held for sale when we have obtained a firm commitment from a buyer, and consummation of the sale is considered probable and expected within one year. The related operations of assets held for sale are reported as discontinued if a) such operations and cash flows can be clearly distinguished, both operationally and financially, from our ongoing operations, b) such operations and cash flows will be eliminated from ongoing operations once the disposal occurs, and c) we will not have any significant continuing involvement subsequent to the disposal.

Deferred Costs, net—Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Intangible Asset, net and Intangible Liability, net—Intangible asset represents the market value related to a lease agreement obtained in connection with AHT’s acquisition of a hotel property that was below the market rate at the date of the acquisition and is amortized over the remaining term of the lease. Intangible liability represents the market value related to a lease agreement obtained in connection with AHT’s acquisition of a hotel property that was above the market rate at the date of the acquisition and is amortized over the remaining term of the lease.

Derivative Instruments and Hedging— Interest rate derivatives include interest rate caps which provide us with interest rate protection above the strike rate on the cap and result in us receiving interest payments when actual rates exceed the cap strike rate. These derivatives are subject to master netting settlement arrangements. We report derivatives with the same counterparty net on the combined consolidated balance sheets.

Derivatives are recorded at fair value in accordance with the applicable authoritative accounting guidance. Changes in fair value are recognized in earnings as “Unrealized loss on derivatives” in the combined consolidated statements of operations.

Due to/from Third-Party Hotel Managers—Due from third-party hotel managers primarily consists of amounts due from Marriott related to cash reserves held at the Marriott corporate level related to operating, capital improvements, insurance, real estate taxes, and other items. Due to third-party hotel managers primarily consists of amounts due to Marriott and/or Hilton related to rebilled expenses.

Noncontrolling Interests in Consolidated Entities—The noncontrolling interest in a consolidated entity represents an ownership interest of 25% in two hotel properties at March 31, 2013 and December 31, 2012 and is reported in equity in the combined consolidated balance sheets.

Income/loss from consolidated entities attributable to noncontrolling interests in our consolidated entities are reported as deductions/additions from/to net income/loss. Comprehensive income/loss attributable to these noncontrolling interests is reported as reductions/additions from/to comprehensive income/loss.

The total carrying value of the noncontrolling interest in a consolidated entity was ($1.7 million) and $12.5 million at March 31, 2013 and December 31, 2012, respectively. Noncontrolling interests in consolidated entities were allocated losses of $704,000 and $122,000 for the three months ended March 31, 2013 and 2012, respectively.

Revenue Recognition—Hotel revenues, including room, food, beverage, and ancillary revenues such as long-distance telephone service, laundry, parking and space rentals, are recognized when services have been rendered. Taxes collected from customers and submitted to taxing authorities are not recorded in revenue.

Corporate General and Administrative Expense—Corporate general and administrative expense represents an allocation of certain AHT corporate general and administrative costs including salaries and benefits, stock based compensation, legal and professional fees, rent expense, insurance expense and office expenses. The costs were allocated based on the pro rata share of our undepreciated gross investment in hotel properties in relation to AHT’s undepreciated gross investment in hotel properties for all indirect costs. All direct costs associated with the operations of the eight initial hotel properties are included in the combined consolidated financial statements.

Income Taxes—The entities that own the eight hotels are considered partnerships for federal income tax purposes. Partnerships are not subject to U.S. federal income taxes. The partnerships’ revenues and expenses pass through to and are taxed on the owners. The states and cities where the partnerships operate in follow the U.S. federal income tax treatment, with the exception of the District of Columbia, Texas, and the city of Philadelphia. Accordingly, we provide for income taxes in these jurisdictions for the partnerships. The combined consolidated entities that operate the eight hotels are considered taxable corporations for U.S. federal, state, and city income tax purposes. The combined consolidated entities that operate the two hotels owned by a consolidated partnership elected to be treated as taxable REIT subsidiaries (“TRS”) in April 2007, when the partnership was acquired by AHT. In accordance with authoritative accounting guidance, we account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. In addition, the analysis utilized by us in determining our deferred tax asset valuation allowance involves considerable management judgment and assumptions. Income tax expense in the accompanying combined consolidated financial statements was calculated on a “carve-out” basis from AHT.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance that clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We classify interest and penalties related to underpayment of income taxes as income tax expense. We and our subsidiaries will file income tax returns in the U.S. federal jurisdiction and various states and cities. Tax years 2009 through 2012 remain subject to potential examination by certain federal and state taxing authorities. As more fully described in Note 10, income tax examinations of certain of our taxable corporate subsidiaries are currently in process. We believe that the results of completion of these examinations will not have a material adverse effect on the accompanying combined consolidated financial statements.

Recently Adopted Accounting Standards—In December 2011 and further amended in November 2012, the FASB issued accounting guidance to require disclosures about offsetting assets and liabilities. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements that are either netted on the balance sheet or subject to an enforceable master netting agreement or similar arrangement. The new accounting guidance is effective for fiscal years, and interim periods within those years, beginning after January 1, 2013 and the disclosures should be reported retrospectively for all comparative periods presented. We adopted this accounting guidance on January 1, 2013. The adoption of this accounting guidance did not have any impact on our financial position or results of operations.

3. Summary of Significant Transactions

On February 26, 2013, AHT refinanced the $141.0 million loan due August 2013 with a $199.9 million loan due February 2018. The new loan provides for an interest rate of LIBOR + 3.50%, with no LIBOR floor. In connection with the refinance, AHT entered into an interest rate cap with a counterparty, capping LIBOR at 3.00%. The new loan continues to be secured by the Capital Hilton in Washington, D.C. and the Hilton La Jolla Torrey Pines in La Jolla, CA. We have a 75% ownership interest in the properties, with Hilton holding the remaining 25%. The excess loan proceeds above closing costs and reserves were distributed to the partners on a pro rata basis. AHT’s share of the distribution was approximately $40.5 million.

4. Investment in Hotel Properties, net

Investment in hotel properties, net consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Land	$129,994	$129,994
Buildings and improvements	741,979	739,055
Furniture, fixtures and equipment	38,459	49,160
Construction in progress	1,773	2,759

Total cost	912,205	920,968
Accumulated depreciation	(142,047)	(149,032)

Investment in hotel properties, net	$770,158	$771,936

5. Note Receivable

As of March 31, 2013 and December 31, 2012, AHT owned a note receivable of $8.1 million from the city of Philadelphia, Pennsylvania. The note bears interest at a rate of 12.85% and matures in 2018. The interest income recorded on the note receivable is offset against the interest expense recorded on the TIF loan of the same amount. See Note 6.

6. Indebtedness

Indebtedness was as follows at March 31, 2013 and December 31, 2012 (in thousands):

Indebtedness	Collateral	Maturity	Interest Rate	March 31, 2013	December 31, 2012
Mortgage loan(3)	2 hotels	August 2013	LIBOR+2.75%(1)	$—	$141,667
Mortgage loan(2)	1 hotel	April 2017	5.91%	34,624	34,735
Mortgage loan	2 hotels	April 2017	5.95%	126,886	127,288
Mortgage loan	3 hotels	April 2017	5.95%	258,202	259,021
Mortgage loan(3)	2 hotels	February 2018	LIBOR+3.50%(1)	199,875	—
TIF loan(2) (4)	1 hotel	June 2018	12.85%	8,098	8,098

Total				$627,685	$570,809

(1)	LIBOR rates were 0.204% and 0.209% at March 31, 2013 and December 31, 2012, respectively.
(2)	These loans are collateralized by the same property.
(3)	On February 26, 2013, AHT refinanced the $141.7 million loan due August 2013 with a $199.9 million loan due February 2018. The new loan provides for an interest rate of LIBOR + 3.50%, with no LIBOR floor.
(4)	The interest expense from the TIF loan is offset against interest income recorded on the note receivable of the same amount. See Note 5.

On February 26, 2013, AHT refinanced the $141.7 million loan due August 2013, which had an outstanding balance of $141.0, with a $199.9 million loan due February 2018. The new loan provides for an interest rate of LIBOR + 3.50%, with no LIBOR floor. In connection with the refinance, AHT entered into an interest rate cap with a counterparty, capping LIBOR at 3.00%. The new loan continues to be secured by the Capital Hilton in Washington, D.C. and the Hilton La Jolla Torrey Pines in La Jolla, CA. We have a 75% ownership interest in the properties, with Hilton holding the remaining 25%. The excess loan proceeds above closing costs and reserves were distributed to the partners on a pro rata basis. AHT’s share of the excess loan proceeds was approximately $40.5 million.

The assets of certain of our subsidiaries are pledged under non-recourse indebtedness and are not available to satisfy the debts and other obligations of the combined consolidated group. Presently, our existing financial covenants are non-recourse and primarily relate to maintaining minimum debt coverage ratios. As of March 31, 2013, we were in compliance in all material respects with all covenants or other requirements set forth in our debt and related agreements as amended.

7. Derivative Instruments and Hedging

Interest Rate Derivatives—We are exposed to risks arising from our business operations, economic conditions and financial markets. To manage the risks, we primarily use interest rate derivatives to hedge our debt as a way to potentially improve cash flows. The interest rate derivatives include interest rate caps, which are subject to master netting settlement arrangements. All derivatives are recorded at fair value.

In 2013, AHT entered into an interest rate cap with a notional amount and strike rate of $199.9 million and 3.00%, respectively, which had an effective date of March 2013, a maturity date of March 2015 and total cost of $36,000. The instrument was not designated as a cash flow hedge. This instrument caps the interest rate on our mortgage loan with a principal balance of $199.9 million and a maturity date of February 2018.

8. Fair Value Measurements

Fair Value Hierarchy—Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•

Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•

Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rates of the caps. The variable interest rates used in the calculation of projected receipts on the caps are based on an expectation of future interest rates derived from observable market interest rate curves (LIBOR forward curves) and volatilities (the Level 2 inputs). We also incorporate credit valuation adjustments (the Level 3 inputs) to appropriately reflect both our own non-performance risk and the respective counterparty’s non-performance risk in the fair value measurements.

We have determined that when a majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy. However, when the valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by us and our counter-parties, which we consider significant (10% or more) to the overall valuation of our derivatives, the derivative valuations in their entirety are classified in Level 3 of the fair value hierarchy. Transfers of inputs between levels are determined at the end of each reporting period.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents our assets and liabilities measured at fair value on a recurring basis aggregated by the level within which measurements fall in the fair value hierarchy (in thousands):

	Significant Other Observable Inputs (Level 2)	Total
March 31, 2013
Assets
Derivative assets:
Interest rate derivatives	$5	$5	(1)

(1)	Reported as “Derivative assets” in the combined consolidated balance sheets.

At December 31, 2012 there were no assets or liabilities measured at fair value on a recurring basis.

Effect of Fair Value Measured Assets and Liabilities on Combined Consolidated Statements of Operations

The following table summarizes the effect of fair value measured assets and liabilities on the combined consolidated statements of operations (in thousands):

	Gain or (Loss) Recognized in Income
	Three Months Ended March 31,
	2013		2012
Assets
Derivative assets:
Interest rate derivatives	$(31	)(1)	$—

(1)	Reported as “Unrealized loss on derivatives” in the combined consolidated statements of operations.

9. Summary of Fair Value of Financial Instruments

Determining the estimated fair values of certain financial instruments such as notes receivable and indebtedness requires considerable judgment to interpret market data. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Accordingly, the estimates presented are not necessarily indicative of the amounts at which these instruments could be purchased, sold or settled. The carrying amounts and estimated fair values of financial instruments not measured at fair value were as follows (in thousands):

	March 31, 2013		December 31, 2012
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$13,706	$13,706	$20,313	$20,313
Restricted cash	$6,421	$6,421	$16,891	$16,891
Accounts receivable	$9,470	$9,470	$5,892	$5,892
Notes receivable	$8,098	$11,687 to $12,918	$8,098	$11,796 to $13,037
Derivative assets	$5	$5	$—	$—
Due from third-party hotel managers	$17,283	$17,283	$16,141	$16,141
Financial liabilities:
Indebtedness	$627,685	$619,977 to $685,238	$570,809	$552,245 to $610,376
Accounts payable and accrued expenses	$16,227	$16,227	$18,109	$18,109
Due to third-party hotel managers	$671	$671	$585	$585

Cash, cash equivalents and restricted cash. These financial assets bear interest at market rates and have maturities of less than 90 days. The carrying values approximate fair value due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Accounts receivable, accounts payable and accrued expenses, and due to/from third-party hotel managers. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Notes receivable. Fair value of the note receivable was determined by using similar loans with similar collateral. Since there is very little to no trading activity, we had to rely on our internal analysis of what we believe a willing buyer would pay for this note at March 31, 2013 and December 31, 2012. We estimated the fair value of the note receivable to be approximately 44.3% to 59.5% higher than the carrying value of $8.1 million at

March 31, 2013, and approximately 45.7% to 61.0% higher than the carrying value of $8.1 million at December 31, 2012. This is considered a Level 2 valuation technique.

Indebtedness. Fair value of indebtedness is determined using future cash flows discounted at current replacement rates for these instruments. Cash flows are determined using a forward interest rate yield curve. The current replacement rates are determined by using the U.S. Treasury yield curve or the index to which these financial instruments are tied, and adjusted for the credit spreads. Credit spreads take into consideration general market conditions, maturity and collateral. We estimated the fair value of the total indebtedness to be approximately 98.8% to 109.2% of the carrying value of $627.7 million at March 31, 2013, and approximately 96.7% to 106.9% of the carrying value of $570.8 million at December 31, 2012. This is considered a Level 2 valuation technique.

Derivative assets. Fair value of the interest rate derivatives are determined using the net present value of the expected cash flows of each derivative based on the market-based interest rate curve and adjusted for credit spreads of the Company and the counterparties. See Notes 2, 7 and 8 for a complete description of the methodology and assumptions utilized in determining fair values.

10. Commitments and Contingencies

Restricted Cash—Under certain management and debt agreements for our hotel properties existing at March 31, 2013, escrow payments are required for insurance, real estate taxes, and debt service. In addition, for certain properties based on the terms of the underlying debt and management agreements, we escrow 4% to 5% of gross revenues for capital improvements.

Management Fees—Under management agreements for our hotel properties existing at March 31, 2013, we paid a) 3% to 7% of gross revenues, as well as annual incentive management fees, if applicable, b) market service fees on approved capital improvements, including project management fees of up to 4% of project costs, for certain hotels, and c) other general fees at current market rates as approved by AHT’s independent directors, if required. These management agreements expire from December 31, 2016 through December 31, 2041, with renewal options. If we terminate a management agreement prior to its expiration, we may be liable for estimated management fees through the remaining term, liquidated damages or, in certain circumstances, we may substitute a new management agreement.

Litigation—The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss for these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, management does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the combined consolidated financial position or results of operations of the Company. However, the final results of legal proceedings cannot be predicted with certainty and if the Company failed to prevail in one or more of these legal matters, and the associated realized losses were to exceed the Company’s current estimates of the range of potential losses, the Company’s combined consolidated financial position or results of operations could be materially adversely affected in future periods.

Income Taxes—We and our subsidiaries will file income tax returns in the federal jurisdiction and various states and cities. Tax years 2009 through 2012 remain subject to potential examination by certain federal and state taxing authorities.

As part of our formation transactions, AHT will contribute its indirect interest in CHH III Tenant Parent Corp. (“CHH”), the parent of the TRS lessees for two of our initial properties, and for which we intend to elect to treat as a TRS. AHT also elected to treat CHH III Tenant Parent Corp. as a TRS.

In September 2010, the Internal Revenue Service (“IRS”) completed an audit of CHH for the tax year ended December 31, 2007. The IRS issued a notice of proposed adjustment based on Section 482 of the Code that reduced the amount of rent AHT charged CHH. AHT owns a 75% interest in the hotel properties and CHH. In connection with the CHH audit, the IRS selected AHT for audit for the same tax year. In October 2011, the IRS issued an income tax adjustment to AHT as an alternative to the CHH proposed adjustment. The AHT adjustment is based on the REIT 100% federal excise tax on its share of the amount by which the rent was held to be greater than the arm’s length rate. AHT strongly disagrees with the IRS’ position. AHT filed written protests with the IRS and requested an IRS Appeals Office review of the CHH and AHT cases simultaneously. The IRS granted the Appeals Office review and AHT’s representatives attended Appeals Office conferences. One or more additional conferences with the Appeals Office may be required to resolve the cases, and AHT anticipates these will occur in 2013. In determining amounts payable by CHH under its leases, AHT engaged a third party to prepare a transfer pricing study which concluded that the lease terms have been consistent with arms’ length terms as required by applicable Treasury regulations. However, if the IRS were to pursue CHH’s case and prevail, CHH would owe approximately $1.1 million of additional U.S. federal income taxes plus possible additional state income taxes of $199,000, net of federal benefit. Alternatively, if the IRS were to pursue the AHT case and prevail, AHT would owe approximately $4.6 million of U.S. federal excise taxes. The excise taxes assessed on AHT would be in lieu of the CHH additional income taxes. AHT believes the IRS transfer pricing methodologies applied in the audits contain flaws and that the IRS adjustments to the rent charged are inconsistent with the U.S. federal tax laws related to REITs and true leases. U.S. federal income tax assessment statutes of limitations generally limit the time the IRS has to make assessments to within three years after a return is due or filed, whichever is later. As a result, the IRS has requested and AHT agreed to extend the assessment statute of limitations three times for CHH and AHT for the 2007 tax year. The most recent IRS request was made in January 2013, and extends the statute for the 2007 tax year to March 31, 2014.

In June 2012, the IRS completed audits of CHH and AHT for the tax years ended December 31, 2008 and 2009. With respect to the 2009 tax year, the IRS has not proposed any adjustments to CHH or AHT. For the 2008 tax year, the IRS has issued notices of proposed adjustments for both AHT and CHH. The AHT adjustment is for $3.3 million of U.S. federal excise taxes and represents the amount by which the IRS asserts that the rent charged to CHH was greater than the arms’ length rate pursuant to IRC Section 482. The CHH adjustment is for $1.6 million of additional income, which would equate to approximately $467,000 of additional U.S. federal income taxes and potential state income taxes of $83,000, net of federal benefit. The CHH adjustment represents the IRS’ imputation of compensation to CHH under IRC Section 482 for agreeing to be a party to the lessor entity’s bank loan agreement. AHT owns a 75% interest in the lessor entity. AHT strongly disagrees with both of the IRS adjustments for the reasons noted under the 2007 audits, and in addition, AHT believes the IRS has misinterpreted certain terms of the lease, third-party hotel management, and bank loan agreements. AHT has filed a written protest and requested an IRS Appeals Office review. The IRS has granted the Appeals Office review and has assigned the same Appeals team that is overseeing the 2007 cases to the 2008 cases. The initial Appeals conference for the 2008 cases is scheduled to occur in August 2013. In March 2012, the IRS requested and AHT consented to extend the statute of limitations for CHH and AHT for the 2008 tax year to March 31, 2013. In January 2013, the IRS requested and AHT agreed to extend the statute of limitations to March 31, 2014.

With respect to both the 2007 and 2008 IRS audits, AHT believes CHH and AHT will substantially prevail in the eventual settlement of the audits and that the settlements will not have a material adverse effect on the accompanying combined consolidated financial statements. AHT has concluded that the positions reported on the tax returns under audit by the IRS are, solely on their technical merits, more-likely-than-not to be sustained upon examination.

11. Segment Reporting

We operate in one business segment within the hotel lodging industry: direct hotel investments. Direct hotel investments refer to owning hotels through either acquisition or new development. We report operating results of direct hotel investments on an aggregate basis as substantially all of our hotel investments have similar economic characteristics and exhibit similar long-term financial performance. As of March 31, 2013 and December 31, 2012, all of our hotel properties were domestically located.

SCHEDULE III

THE ASHFORD HOSPITALITY PRIME HOTELS

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2012

(dollars in thousands)

Column A		Column B	Column C		Column D		Column E			Column F	Column G	Column H	Column I
			Initial Cost		Costs Capitalized Since Acquisition		Gross Carrying Amount At Close of Period
Hotel Property	Location	Encumbrances	Land	FF&E, Buildings and improvements	Land	FF&E, Buildings and improvements	Land	FF&E, Buildings and improvements	Total	Accumulated Depreciation	Construction Date	Acquisition Date	Income Statement
Hilton	Washington D.C.	$79,688	$45,720	$111,469	$—	$29,772	$45,720	$141,241	$186,961	$31,505	—	04/2007	(1),(2),(3)
Hilton	La Jolla, CA	61,979	—	123,932	—	13,170	—	137,102	137,102	33,063	—	04/2007	(1),(2),(3)
Marriott	Seattle, WA	134,691	31,888	112,177	—	4,963	31,888	117,140	149,028	18,980	—	04/2007	(1),(2),(3)
Marriott	Plano, TX	78,978	2,725	93,118	—	5,839	2,725	98,957	101,682	16,521	—	04/2007	(1),(2),(3)
Courtyard by Marriott	Philadelphia, PA	42,833	9,814	94,035	—	4,235	9,814	98,270	108,084	16,861	—	04/2007	(1),(2),(3)
Courtyard by Marriott	Seattle, WA	59,263	17,194	46,767	—	3,526	17,194	50,293	67,487	7,945	—	04/2007	(1),(2),(3)
Courtyard by Marriott	San Francisco, CA	68,025	22,653	72,734	—	3,160	22,653	75,894	98,547	12,814	—	04/2007	(1),(2),(3)
Renaissance	Tampa, FL	45,352	—	69,185	—	2,139	—	71,324	71,324	11,343	—	04/2007	(1),(2),(3)
Construction in Progress	Various	—	—	—	—	753	—	753	753	—	—	—	—

Total		$570,809	$129,994	$723,417	$—	$67,557	$129,994	$790,974	$920,968	$149,032

(1)	Estimated useful life for buildings is 39 years.
(2)	Estimated useful life for building improvements is 7.5 years.
(3)	Estimated useful life for furniture and fixtures is 3 to 5 years.

	Year Ended December 31,
	2012	2011	2010
Investment in Real Estate:
Beginning balance	$924,318	$919,356	$928,258
Additions	12,183	10,555	19,859
Write-offs	(15,533)	(5,593)	(28,761)

Ending balance	920,968	924,318	919,356

Accumulated Depreciation:
Beginning balance	135,148	111,034	108,629
Depreciation expense	29,417	29,707	31,166
Write-offs	(15,533)	(5,593)	(28,761)

Ending balance	149,032	135,148	111,034

Investment in Real Estate, net	$771,936	$789,170	$808,322

INDEPENDENT AUDITORS’ REPORT

To the Venturers of

Pier House Joint Venture

Cleveland, Ohio

We have audited the accompanying financial statements of Pier House Joint Venture (the “Joint Venture”) which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations and comprehensive income, venturers’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Joint Venture’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Joint Venture’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pier House Joint Venture as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accept in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

February 25, 2013

PIER HOUSE JOINT VENTURE

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

ASSETS	2012	2011
CASH AND CASH EQUIVALENTS	$312,459	$312,189

RESTRICTED DEPOSITS	303,015	653,846

INVESTMENT IN POOLED FUNDS	2,556,634	3,630,988

ACCOUNTS RECEIVABLE—Net of allowance for doubtful accounts of $34,032 and $35,502, respectively	174,354	208,538

INVENTORIES	263,316	272,688

PREPAID EXPENSES AND OTHER ASSETS	452,166	460,515

HOTEL FACILITIES—At cost:
Land	9,569,170	1,936,928
Buildings and improvements	47,039,784	46,845,727
Furniture, fixtures and equipment	9,273,247	9,144,958
Deferred loan costs	338,623	337,573

	66,220,824	58,265,186
Accumulated depreciation and amortization	29,215,449	27,719,016

	37,005,375	30,546,170

	$41,067,319	$36,084,934

LIABILITIES AND VENTURERS’ EQUITY

LIABILITIES:
Mortgage notes payable	$12,310,287	$12,940,016
Loans payable—related party	20,894,500	17,594,500
Capital lease obligations	62,493	90,737
Accounts payable	240,796	275,853
Accrued expenses	1,033,490	985,117
Advanced deposits	1,367,326	1,178,529

	35,908,892	33,064,752
VENTURERS’ EQUITY:
Investment	5,274,143	3,104,020
Accumulated other comprehensive loss	(115,716)	(83,838)

	5,158,427	3,020,182

	$41,067,319	$36,084,934

See notes to financial statements.

PIER HOUSE JOINT VENTURE

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
REVENUES:
Rooms	$14,318,374	$13,404,236
Food and beverage	2,996,998	2,686,927
Telephone	2,188	3,060
Caribbean Spa	982,399	1,018,892
Other	391,099	465,805

	18,691,058	17,578,920
DEPARTMENTAL EXPENSES:
Rooms	2,102,368	2,120,361
Food and beverage	2,492,752	2,347,454
Telephone	65,870	64,893
Caribbean Spa	798,229	800,953

	5,459,219	5,333,661

	13,231,839	12,245,259
OPERATING EXPENSES:
Management fees	935,054	886,411
Real estate taxes	261,397	257,442
Loss on disposal of assets	26,371	71,489
Other operating expenses	5,336,570	5,226,264
Other expenses, net	1,434,456	1,156,677

	7,993,848	7,598,283

	5,237,991	4,646,976
OTHER INCOME (EXPENSES):
Interest income	47,055	53,361
Interest expense	(1,625,663)	(1,622,405)

	(1,578,608)	(1,569,044)

	3,659,383	3,077,932
DEPRECIATION AND AMORTIZATION	1,489,260	1,513,566

NET INCOME	2,170,123	1,564,366

OTHER COMPREHENSIVE LOSS — Unrealized loss on marketable securities, net of reclassification adjustment	(31,878)	(13,908)

COMPREHENSIVE INCOME	$2,138,245	$1,550,458

See notes to financial statements.

PIER HOUSE JOINT VENTURE

STATEMENTS OF VENTURERS’ EQUITY

YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012
	Total	JG Key West LLC	JG Pier House LLC

CASH INVESTMENT—January 1, 2012 and December 31, 2012	$9,835,347	$5,165,347	$4,670,000

ACCUMULATED LOSS—January 1, 2012	(6,731,327)	(3,613,337)	(3,117,990)
Net income	2,170,123	1,085,062	1,085,061

ACCUMULATED LOSS—December 31, 2012	(4,561,204)	(2,528,275)	(2,032,929)

INVESTMENT—December 31, 2012	5,274,143	2,637,072	2,637,071

ACCUMULATED OTHER COMPREHENSIVE
LOSS—January 1, 2012	(83,838)	(41,919)	(41,919)
Other comprehensive loss	(31,878)	(15,939)	(15,939)

ACCUMULATED OTHER COMPREHENSIVE
LOSS—December 31, 2012	(115,716)	(57,858)	(57,858)

VENTURERS’ EQUITY—December 31, 2012	$5,158,427	$2,579,214	$2,579,213

	2011
	Total	JG Key West LLC	JG Pier House LLC
CASH INVESTMENT—January 1, 2011	9,845,347	5,170,347	4,675,000

DISTRIBUTIONS	(10,000)	(5,000)	(5,000)

CASH INVESTMENT—December 31, 2011	9,835,347	5,165,347	4,670,000

ACCUMULATED LOSS—January 1, 2011	(8,295,693)	(4,395,520)	(3,900,173)
Net income	1,564,366	782,183	782,183

ACCUMULATED LOSS—December 31, 2011	(6,731,327)	(3,613,337)	(3,117,990)

INVESTMENT—December 31, 2011	3,104,020	1,552,010	1,552,010

ACCUMULATED OTHER COMPREHENSIVE
LOSS—January 1, 2011	(69,930)	(34,965)	(34,965)
Other comprehensive loss	(13,908)	(6,954)	(6,954)

ACCUMULATED OTHER COMPREHENSIVE
LOSS—December 31, 2011	(83,838)	(41,919)	(41,919)

VENTURERS’ EQUITY—December 31, 2011	$3,020,182	$1,510,091	$1,510,091

See notes to financial statements.

PIER HOUSE JOINT VENTURE

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,170,123	$1,564,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,522,167	1,545,552
Loss on disposal of assets	26,371	71,489
Decrease (increase) in receivables	34,184	(29,132)
Decrease (increase) in inventories	9,372	(39,842)
Decrease (increase) in prepaid expenses and other assets	8,349	(24,234)
Increase in accounts payable and accrued expenses	13,316	151,471
Increase in advanced deposits	188,797	360,777

Net cash provided by operating activities	3,972,679	3,600,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of land	(7,632,243)	—
Additions to hotel facilities	(375,500)	(540,705)
Decrease (increase) of restricted deposits	350,831	(389,288)
Cash invested in pooled funds	(10,923,966)	(7,215,955)
Cash received from pooled funds	11,966,442	4,812,044

Net cash used in investing activities	(6,614,436)	(3,333,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to venturers	—	(10,000)
Payments on mortgage note payable	(629,729)	(588,668)
Repayment of capital lease obligations	(28,244)	(3,922)
Proceeds from loan payable to related party	3,300,000	—

Net cash provided by (used in) financing activities	2,642,027	(602,590)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	270	(336,047)

CASH AND CASH EQUIVALENTS—Beginning of year	312,189	648,236

CASH AND CASH EQUIVALENTS—End of year	$312,459	$312,189

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
Additions to hotel facilities	$—	$(94,659)
Increase in capital lease obligations	—	94,659

See notes to financial statements.

PIER HOUSE JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of Pier House Joint Venture (the “Joint Venture”) are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include only those assets, liabilities and results of operations which relate to the business of the Joint Venture.

Fair Value Measurements—Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing an asset or liability.

The FASB’s ASC establishes a three-tier hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable input be used when available.

The only asset or liability held by the Joint Venture that is measured at fair value is the Investment in Pooled Funds. The Investment in Pooled Funds is classified within Level 2 of the valuation hierarchy as defined by the FASB’s ASC. Level 2 in the valuation hierarchy includes valuation inputs that are observable for the asset or liability, either directly or indirectly, other than quoted prices in active markets for identical assets or liabilities.

Cash and Cash Equivalents—The Joint Venture considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on hand.

Restricted Deposits—At December 31, 2012 and 2011, deposits include escrows under the mortgage notes payable. At December 31, 2011 deposits also include a $315,000 bid bond submitted to the City of Key West for purchase of the Spa building land which in 2012 was applied toward the purchase of Spa building land.

Investment in Pooled Funds—The Joint Venture participates in a pooled fund arrangement, along with other entities affiliated through common ownership. Through an affiliate, cash is accumulated and invested in money market funds and various debt securities (“marketable securities”). Included in the balance sheet is the Joint Venture’s undivided interest in marketable securities. Included in interest income is the Joint Venture’s proportionate share of income earned on the pooled funds arrangement, including realized gains computed on the basis of specific identification of $27,485 and $28,480 in 2012 and 2011, respectively. The Joint Venture is allocated its share of income based upon the daily weighted average balance of its investment relative to all other participants in the pooled funds. The investment in pooled funds is classified as available-for-sale and is carried at fair value based on quoted market rates of the underlying marketable securities.

The following table presents the relative composition of marketable securities by category at fair value and amortized cost held in the pooled funds at December 31, 2012 and 2011:

	2012	2011
Money market funds	56%	27%
U.S. government securities	38	58
U.S. agency securities	6	15

Total	100%	100%

The relative contractual maturities of debt securities held in the pooled funds at December 31, 2012, are as follows:

Due in one year or less	3%
Due after one year through five years	97

Total	100%

Inventories—Inventories of food, beverage and market items are stated at the lower of cost (first-in, first-out method) or market. China, glassware, silver, linen and uniforms are adjusted periodically to reflect actual quantities and are valued at cost. A valuation reserve for certain items in use has been recorded at 25% of cost.

Land—Land is stated at cost and includes the land under the Spa Building which was purchased by the Joint Venture from the City of Key West for $7,500,000 in 2012.

Hotel Buildings and Equipment—Hotel buildings and equipment are stated at cost and are being depreciated using the straight line method over the following estimated useful lives:

Buildings and improvements	5 - 40 years
Furniture, fixtures and equipment	3 - 10 years

Revenue Recognition—Revenue from operation of the hotel is recognized as services are provided. These revenues are recorded net of any sales and occupancy tax collected from guests as earned and fee commissions to wholesalers.

Deferred Loan Costs—These costs represent the costs of obtaining financing and are being amortized over the term of the related loan. Accumulated amortization for these costs was $270,618 and $237,711 at December 31, 2012 and 2011, respectively.

Income Taxes—No provision has been made for federal and state income taxes since these taxes are the responsibility of the venturers.

Management has evaluated its tax positions, including its pass-through status, and has determined that the positions have no effect on the Joint Venture’s financial position or results of operations.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Comprehensive Income (Loss)—The Joint Venture computes unrealized gains and losses on marketable securities on the basis of specific identification. Unrealized gains and losses are reported as other comprehensive income (loss) in the statements of venturers’ equity.

Subsequent Events—The Joint Venture has evaluated subsequent events through February 25, 2013, the date that the Joint Venture’s financial statements were available for issuance.

2.	OPERATIONS

The Joint Venture was formed in June 1980 for the purpose of owning and operating a resort hotel in Key West, Florida.

3.	MORTGAGE NOTES PAYABLE

Mortgage notes payable are collateralized by certain hotel facilities and receivables, restricted deposits, and inventories. The terms of the mortgage notes are summarized as follows:

	Jackson National Life		Jackson National Life
Mortgagee	Insurance Company		Insurance Company
Original date	October 26, 2004		October 26, 2004
Maturity date	November 1, 2014		November 1, 2014
Original amount	$14,000,000		$2,400,000
Balance at December 31, 2012	$11,749,729		$560,558
Balance at December 31, 2011	$12,100,009		$840,007
Monthly payment	$99,844	(1)	$27,057	(1)
Interest rate (fixed)	7.10%		6.34%

(1)	Payment represents principal and interest amortized over a period of 10 years.

As of December 31, 2012, scheduled payments on the mortgage notes payable are as follows:

2013	$615,776
2014	11,694,511

$12,310,287

Pursuant to the provisions of the mortgage note, real estate taxes and repair and maintenance reserves are being deposited into an escrow account.

Interest paid totaled $893,076 and $934,139 in 2012 and 2011, respectively. Interest expense includes loan fee amortization of $32,907 and $31,986 in 2012 and 2011, respectively.

4.	OPERATING LEASE OBLIGATIONS

At December 31, 2012, the Joint Venture is obligated under operating leases for certain other hotel equipment. The ground lease for the land under the Spa Building was terminated in 2012 upon acquisition of the land by the Joint Venture.

As of December 31, 2012, scheduled minimum future operating lease obligations are summarized as follows:

Year ending December 31:
2013	$16,968
2014	16,968
2015	14,392
2016	1,512
2017	1,512
Thereafter	—

Total	$51,352

Rental expense for operating leases for 2012 and 2011 was $21,998 and $25,144, respectively.

5.	CAPITAL LEASE OBLIGATION

The Joint Venture is obligated under two capital equipment leases that expire in 2014. The future minimum capital lease obligations at December 31, 2012 are as follows:

2013	$35,860
2014	30,000

Total minimum capital lease payments	65,860

Less imputed interest	3,367

Present value of net minimum capital lease payments	$62,493

Assets of $94,659 held under the capitalized lease at December 31, 2012, are included in furniture, fixtures, and equipment. Amortization of assets under the capital leases is included in depreciation and amortization expense.

6.	RENTAL INCOME UNDER OPERATING LEASES

The Joint Venture has an operating lease for operation of a restaurant and lounge at the hotel. The lease is for 18 years commencing March 17, 2006, and includes base rent and percentage rent based on sales volume. Base rent is recognized on a straight line basis over the term of the lease. No percentage rent was due for 2012 and 2011.

Base rent under the lease is as follows:

2013	$112,440
2014	112,440
2015	112,440
2016	112,440
2017	112,440
Thereafter	684,010

7.	RELATED PARTY TRANSACTIONS

The Joint Venture is provided a variety of services by affiliated entities including legal, accounting, administration, architectural, engineering and construction management services. Fees for these services are based upon an hourly rate for the actual hours of work performed by employees of the affiliates. Total amounts charged for these services were $123,024 and $84,635 in 2012 and 2011, respectively. Additionally, annual management fees of 5% of hotel revenues are charged to the Joint Venture for various services provided by Jacobs Group Hospitality LLC and The Richard E. Jacobs Group on behalf of the hotel. These fees totaled $935,054 and $886,411 in 2012 and 2011, respectively. Accounts payable to related entities at December 31, 2012 and 2011 were $87,882 and $81,373, respectively.

During 2012 the Joint Venture borrowed an additional $3,300,000. The terms of the additional borrowings follow the existing loan terms. At December 31, 2012 and 2011 the following amounts were outstanding under loans to the following related entities:

	December 31,
	2012	2011
The D.H. Jacobs Trust	$9,038,802	$7,611,275
REJ Realty LLC	11,855,698	9,983,225

	$20,894,500	$17,594,500

The loans mature on December 31, 2015 and require quarterly interest payments. The interest rates are based on the rate of available bank lines of credit. The interest rates were 3.75% at December 31, 2012 and 2011. Interest paid totaled $670,790 and $643,055 in 2012 and 2011, respectively. Accrued interest payable on these loans were $187,521 and $168,614 at December 31, 2012 and 2011, respectively.

8.	SUBSEQUENT EVENT

Subsequent to year end, management began to market the hotel property for sale.

* * * * * *

PIER HOUSE JOINT VENTURE

CONDENSED BALANCE SHEETS

MARCH 31, 2013 AND DECEMBER 31, 2012 (UNAUDITED)

	March 31,	December 31,
ASSETS	2013	2012
CASH AND CASH EQUIVALENTS	$416,148	$312,459

RESTRICTED DEPOSITS	366,514	303,015

INVESTMENT IN POOLED FUNDS	3,287,906	2,556,634

ACCOUNTS RECEIVABLE—Net of allowance for doubtful accounts of $34,032 and $34,032, respectively	372,553	174,354

INVENTORIES	255,556	263,316

PREPAID EXPENSES AND OTHER ASSETS	1,590,689	452,166

HOTEL FACILITIES—At cost:
Land	9,567,720	9,569,170
Buildings and improvements	47,039,784	47,039,784
Furniture, fixtures and equipment	9,310,081	9,273,247
Deferred loan costs	338,623	338,623

	66,256,208	66,220,824
Accumulated depreciation and amortization	29,596,499	29,215,449

	36,659,709	37,005,375

	$42,949,075	$41,067,319

LIABILITIES AND VENTURERS’ EQUITY

LIABILITIES:
Mortgage notes payable	$12,146,106	$12,310,287
Loans payable—related party	20,894,500	20,894,500
Capital lease obligations	54,816	62,493
Accounts payable	413,446	240,796
Accrued expenses	971,335	1,033,490
Advanced deposits	1,711,751	1,367,326

	36,191,954	35,908,892
VENTURERS’ EQUITY:
Investment	6,873,588	5,274,143
Accumulated other comprehensive loss	(116,467)	(115,716)

	6,757,121	5,158,427

	$42,949,075	$41,067,319

See notes to condensed financial statements.

PIER HOUSE JOINT VENTURE

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

	March 31,	March 31,
	2013	2012
REVENUES:
Rooms	$4,703,572	$4,364,468
Food and beverage	856,165	777,880
Telephone	1,526	1,121
Caribbean Spa	300,289	305,286
Other	98,530	96,782

	5,960,082	5,545,537
DEPARTMENTAL EXPENSES:
Rooms	506,906	484,796
Food and beverage	677,430	637,103
Telephone	16,952	17,086
Caribbean Spa	220,138	232,099

	1,421,426	1,371,084

	4,538,656	4,174,453
OPERATING EXPENSES:
Management fees	298,474	276,794
Real estate taxes	87,483	65,649
Loss on disposal of assets
Other operating expenses	1,383,059	1,430,305
Other expenses, net	374,925	307,837

	2,143,941	2,080,585

	2,394,715	2,093,868
OTHER INCOME (EXPENSES):
Interest income	120	5,303
Interest expense	(422,580)	(404,763)

	(422,460)	(399,460)

	1,972,255	1,694,408
DEPRECIATION AND AMORTIZATION	372,810	402,850

NET INCOME	1,599,445	1,291,558

OTHER COMPREHENSIVE LOSS — Unrealized loss on marketable securities, net of reclassification adjustment	(751)	(3,704)

COMPREHENSIVE INCOME	$1,598,694	$1,287,854

See notes to condensed financial statements.

PIER HOUSE JOINT VENTURE

CONDENSED STATEMENTS OF VENTURERS’ EQUITY

THREE MONTHS ENDED MARCH 31, 2013 (UNAUDITED)

Total
CASH INVESTMENT—January 1, 2013	$9,835,347

ACCUMULATED LOSS—January 1, 2013	(4,561,204)
Net income	1,599,445

ACCUMULATED LOSS—March 31, 2013	(2,961,759)

INVESTMENT—March 31, 2013	6,873,588

ACCUMULATED OTHER COMPREHENSIVE
LOSS—January 1, 2013	(115,716)
Other comprehensive loss	(751)

ACCUMULATED OTHER COMPREHENSIVE
LOSS—March 31, 2013	(116,467)

VENTURERS’ EQUITY—March 31, 2013	$6,757,121

See notes to condensed financial statements.

PIER HOUSE JOINT VENTURE

CONDENSED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

	March 31,	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,599,445	$1,291,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	381,050	411,050
Increase in receivables	(198,199)	(129,230)
Decrease (increase) in inventories	7,760	(12,596)
Increase in prepaid expenses and other assets	(1,138,523)	(1,031,672)
Increase in accounts payable and accrued expenses	110,495	(54,452)
Increase in advanced deposits	344,425	560,562

Net cash provided by operating activities	1,106,453	1,035,220

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to hotel facilities	(35,384)	(88,808)
Increase of restricted deposits	(63,499)	(64,745)
Cash invested in pooled funds	(2,918,702)	(2,827,699)
Cash received from pooled funds	2,186,679	2,113,081

Net cash used in investing activities	(830,906)	(868,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on mortgage note payable	(164,181)	(153,473)
Repayment of capital lease obligations	(7,677)	(6,840)

Net cash used in financing activities	(171,858)	(160,313)

NET INCREASE IN
CASH AND CASH EQUIVALENTS	103,689	6,736

CASH AND CASH EQUIVALENTS—Beginning of period	312,459	312,189

CASH AND CASH EQUIVALENTS—End of period	$416,148	$318,925

See notes to condensed financial statements.

PIER HOUSE JOINT VENTURE

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012 AND FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of Pier House Joint Venture (the “Joint Venture”) are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The financial statements include only those assets, liabilities and results of operations which relate to the business of the Joint Venture. The financial statements and related notes should be read in conjunction with the financial statements included earlier in this document. Historical seaonality patterns cause fluctuations in the overall operating results. Consequently, operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

Fair Value Measurements—Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing an asset or liability.

The FASB’s ASC establishes a three-tier hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable input be used when available.

The only asset or liability held by the Joint Venture that is measured at fair value is the Investment in Pooled Funds. The Investment in Pooled Funds is classified within Level 2 of the valuation hierarchy as defined by the FASB’s ASC. Level 2 in the valuation hierarchy includes valuation inputs that are observable for the asset or liability, either directly or indirectly, other than quoted prices in active markets for identical assets or liabilities.

Cash and Cash Equivalents—The Joint Venture considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on hand.

Restricted Deposits—At March 31, 2013 and December 31, 2012, deposits include escrows under the mortgage notes payable.

Investment in Pooled Funds—The Joint Venture participates in a pooled fund arrangement, along with other entities affiliated through common ownership. Through an affiliate, cash is accumulated and invested in money market funds and various debt securities (“marketable securities”). Included in the balance sheet is the Joint Venture’s undivided interest in marketable securities. Included in interest income is the Joint Venture’s proportionate share of income earned on the pooled funds arrangement, including realized gains computed on the basis of specific identification of $38 and $3,392 in the periods ended March 31, 2013 and 2012, respectively. The Joint Venture is allocated its share of income based upon the daily weighted average balance of its investment relative to all other participants in the pooled funds. The investment in pooled funds is classified as available-for-sale and is carried at fair value based on quoted market rates of the underlying marketable securities.

The relative contractual maturities of debt securities held in the pooled funds at March 31, 2013 and December 31, 2012, respectively, are as follows:

	March 31, 2013	December 31, 2012
Due in one year or less	6%	3%
Due after one year through five years	94	97

Total	100%	100%

Inventories—Inventories of food, beverage and market items are stated at the lower of cost (first-in, first-out method) or market. China, glassware, silver, linen and uniforms are adjusted periodically to reflect actual quantities and are valued at cost. A valuation reserve for certain items in use has been recorded at 25% of cost.

Land—Land is stated at cost and includes the land under the Spa Building which was purchased by the Joint Venture from the City of Key West for $7,500,000 in 2012.

Hotel Buildings and Equipment—Hotel buildings and equipment are stated at cost and are being depreciated using the straight line method over the following estimated useful lives:

Buildings and improvements	5 - 40 years
Furniture, fixtures and equipment	3 - 10 years

Revenue Recognition—Revenue from operation of the hotel is recognized as services are provided. These revenues are recorded net of any sales and occupancy tax collected from guests as earned and fee commissions to wholesalers.

Deferred Loan Costs—These costs represent the costs of obtaining financing and are being amortized over the term of the related loan. Accumulated amortization for these costs was $278,858 and $270,618 at March 31, 2013 and December 31, 2012, respectively.

Income Taxes—No provision has been made for federal and state income taxes since these taxes are the responsibility of the venturers.

Management has evaluated its tax positions, including its pass-through status, and has determined that the positions have no effect on the Joint Venture’s financial position or results of operations.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Comprehensive Income (Loss)—The Joint Venture computes unrealized gains and losses on marketable securities on the basis of specific identification. Unrealized gains and losses are reported as other comprehensive income (loss) in the statements of venturers’ equity.

2.	OPERATIONS

The Joint Venture was formed in June 1980 for the purpose of owning and operating a resort hotel in Key West, Florida.

3.	MORTGAGE NOTES PAYABLE

Mortgage notes payable are collateralized by certain hotel facilities and receivables, restricted deposits, and inventories. The terms of the mortgage notes are summarized as follows:

	Jackson National Life		Jackson National Life
Mortgagee	Insurance Company		Insurance Company
Original date	October 26, 2004		October 26, 2004
Maturity date	November 1, 2014		November 1, 2014
Original amount	$14,000,000		$2,400,000
Balance at March 31, 2013	$11,658,216		$487,890
Balance at December 31, 2012	$11,749,729		$560,558
Monthly payment	$99,844	(1)	$27,057	(1)
Interest rate (fixed)	7.10%		6.34%

(1)	Payment represents principal and interest amortized over a period of 10 years.

Pursuant to the provisions of the mortgage note, real estate taxes and repair and maintenance reserves are being deposited into an escrow account.

Interest paid totaled $217,440 and $228,088 in the periods ended March 31, 2013 and 2012, respectively. Interest expense includes loan fee amortization of $8,240 and $8,200 in the periods ended March 31, 2013 and 2012, respectively.

4.	RELATED PARTY TRANSACTIONS

The Joint Venture is provided a variety of services by affiliated entities including legal, accounting, administration, architectural, engineering and construction management services. Fees for these services are based upon an hourly rate for the actual hours of work performed by employees of the affiliates. Total amounts charged for these services were $44,205 and $16,884 for the three months ended March 31, 2013 and 2012, respectively. Additionally, annual management fees of 5% of hotel revenues are charged to the Joint Venture for various services provided by Jacobs Group Hospitality LLC and The Richard E. Jacobs Group on behalf of the hotel. These fees totaled $298,474 and $276,794 for the three months ended March 31, 2013 and 2012, respectively. Accounts payable to related entities at March 31, 2013 and December 31, 2012 were $114,972 and $87,882, respectively.

During 2012 the Joint Venture borrowed an additional $3,300,000. The terms of the additional borrowings follow the existing loan terms. At March 31, 2013 and December 31, 2012 the following amounts were outstanding under loans to the following related entities:

	March 31,	December 31,
	2013	2012
The D.H. Jacobs Trust	$9,038,802	$9,038,802
REJ Realty LLC	11,855,698	11,855,698

	$20,894,500	$20,894,500

The loans mature on December 31, 2015 and require quarterly interest payments. The interest rates are based on the rate of available bank lines of credit. The interest rates were 3.75% at March 31, 2013 and December 31, 2012. Interest paid totaled $187,521 and $168,613 for the three months ended March 31, 2013 and 2012, respectively. Accrued interest payable on these loans was $195,886 and $187,521 at March 31, 2013 and December 31, 2012, respectively.

5.	SUBSEQUENT EVENT

On May 14, 2013, the property was sold to Ashford Hospitality Trust, Inc. for $90,000,000 in cash.

Report of Independent Registered Public Accounting Firm

The Board of Directors of

Ashford Hospitality Trust, Inc. and subsidiaries

We have audited the accompanying combined balance sheets of Ashford Crystal Gateway (the Company) as of December 31, 2012 and 2011, and the related combined statements of operations and comprehensive income, equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ashford Crystal Gateway at December 31, 2012 and 2011, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, Texas

June 14, 2013

ASHFORD CRYSTAL GATEWAY

COMBINED BALANCE SHEETS

(in thousands)

	December 31,
	2012	2011
Assets
Investment in hotel property, net	$113,865	$118,496
Cash and cash equivalents	50	39
Restricted cash	1,411	1,439
Accounts receivable, net of allowance of $40 and $46, respectively	1,578	2,030
Inventories	77	86
Deferred costs, net	497	564
Prepaid expenses	294	222
Deferred tax asset	2,699	3,238
Due from third-party hotel manager	9,369	6,658

Total assets	$129,840	$132,772

Liabilities and Equity
Liabilities:
Indebtedness	$102,562	$103,759
Accounts payable and accrued expenses	2,636	1,964
Unfavorable management contract liability	6,898	8,277

Total liabilities	112,096	114,000

Commitments and contingencies (Note 8)
Equity:
Owner’s equity	17,744	18,772

Total liabilities and equity	$129,840	$132,772

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Revenue
Rooms	$34,750	$34,911	$36,273
Food and beverage	14,928	15,503	15,548
Other	1,964	2,080	1,778

Total hotel revenue	51,642	52,494	53,599
Expenses
Hotel operating expenses:
Rooms	7,892	7,628	7,534
Food and beverage	9,731	9,880	10,180
Other expenses	13,956	14,527	15,165
Management fees	1,549	1,575	1,608

Total hotel expenses	33,128	33,610	34,487

Property taxes, insurance and other	2,596	2,526	2,175
Depreciation and amortization	5,836	6,158	6,249
Corporate general and administrative	1,668	1,500	1,241

Total expenses	43,228	43,794	44,152

Operating income	8,414	8,700	9,447
Interest income	11	6	10
Interest expense and amortization of loan costs	(6,630)	(6,686)	(3,728)
Write-off of loan costs and exit fees	—	—	(3,893)

Income before income taxes	1,795	2,020	1,836
Income tax expense	(1,303)	(1,409)	(1,360)

Net income	$492	$611	$476

Comprehensive income	$492	$611	$476

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

COMBINED STATEMENTS OF EQUITY

(in thousands)

Owner’s Equity
Balance at January 1, 2010	$69,375
Net income	476
Capital contributions	3,071
Capital distributions	(52,790)

Balance at December 31, 2010	$20,132

Net income	611
Capital contributions	6,064
Capital distributions	(8,035)

Balance at December 31, 2011	$18,772

Net income	492
Capital contributions	6,452
Capital distributions	(7,972)

Balance at December 31, 2012	$17,744

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash Flows from Operating Activities
Net income	$492	$611	$476
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	5,836	6,158	6,249
Amortization of loan costs	67	67	387
Amortization of unfavorable management contract liability	(1,379)	(1,380)	(1,379)
Write-off of deferred loan costs and exit fees	—	—	3,893
Deferred tax expense	539	531	539
Changes in operating assets and liabilities—
Restricted cash	28	(107)	1,635
Accounts receivable and inventories	461	(78)	154
Prepaid expenses	107	77	134
Due from third-party hotel manager	(2,711)	(1,951)	(452)
Accounts payable and accrued expenses	488	(217)	(105)

Net cash provided by operating activities	3,928	3,711	11,531

Cash Flows from Investing Activities
Improvements and additions to hotel property	(1,200)	(592)	(2,018)

Net cash used in investing activities	(1,200)	(592)	(2,018)

Cash Flows from Financing Activities
Borrowings on indebtedness	—	—	105,000
Repayments of indebtedness	(1,197)	(1,142)	(60,899)
Payments of loan costs and exit fees	—	(21)	(3,884)
Contributions from owners	6,452	6,064	3,071
Distributions to owners	(7,972)	(8,035)	(52,790)

Net cash used in financing activities	(2,717)	(3,134)	(9,502)

Net change in cash and cash equivalents	11	(15)	11
Cash and cash equivalents at beginning of year	39	54	43

Cash and cash equivalents at end of year	$50	$39	$54

Supplemental Cash Flow Information
Interest paid	$6,569	$6,625	$2,997
Income taxes paid	$—	$—	$—
Supplemental Disclosure of Non Cash Investing and Financing Activities
Financed insurance premiums	$179	$171	$175

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2012, 2011 and 2010

1. Organization and Description of Business

Ashford Hospitality Trust, Inc. (“AHT”) is a self-advised real estate investment trust (“REIT”) as defined in the Internal Revenue Code (“Code”) and was formed in Maryland on May 13, 2003. AHT commenced operations in August 2003. The accompanying combined financial statements include the accounts of Ashford Crystal Gateway LP and Ashford Gateway TRS Corporation. Ashford Crystal Gateway LP, which is a wholly-owned subsidiary of Ashford Hospitality Limited Partnership (“AHLP”), owns and operates one hotel in Arlington, Virginia. This hotel represents 697 total rooms. As of December 31, 2012, the hotel property was leased by Ashford Gateway TRS Corporation, AHT’s indirect wholly-owned subsidiary that is treated as a taxable REIT subsidiary (TRS) for federal income tax purposes. The hotel is leased under a percentage lease that provides for the lessee to pay in each calendar month the base rent plus, in each calendar quarter, percentage rent, if any, based on hotel revenues. Lease revenue from the TRS is eliminated in combination. The hotel is operated under a management contract with Marriott International, Inc., which is an eligible independent contractor under the Code.

The hotel which is owned and operated through each of the aforementioned entities are collectively referred to as “Ashford Crystal Gateway”. In this report, the terms “the Company,” “we,” “us” or “our” refer to Ashford Crystal Gateway.

2. Significant Accounting Policies

Basis of Presentation and Principles of Combination—The accompanying historical combined financial statements of Ashford Crystal Gateway have been “carved out” of AHT’s consolidated financial statements and reflect significant assumptions and allocations. The combined financial statements were prepared using the financial position and results of operations of the entities set forth above after adjustments for certain ownership related activities that have been historically accounted for by AHT. These ownership activities include mortgage indebtedness associated with the hotel, debt related expenses and other owner related expenses. In addition, the combined statements of operations include allocations of corporate general and administrative expenses from AHT, which in the opinion of management, are reasonable. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows.

All significant inter-company accounts and transactions between combined entities have been eliminated in these historical, combined financial statements.

Marriott International, Inc. (“Marriott”) manages the property. The fiscal year reflects twelve weeks of operations in each of the first three quarters of the year and 16 weeks for the fourth quarter of the year. Therefore, in any given quarterly period, period-over-period results will have different ending dates. The fourth quarters of 2012, 2011 and 2010 ended December 28, 2012, December 30, 2011 and December 31, 2010, respectively.

Use of Estimates—The preparation of these combined financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand or held in banks and short-term investments with an initial maturity of three months or less at the date of purchase.

Restricted Cash—Restricted cash includes reserves for debt service, real estate taxes, and insurance, as well as excess cash flow deposits and reserves for furniture, fixtures, and equipment replacements of 5% of property revenue, as required by management or mortgage debt agreement restrictions and provisions.

Accounts Receivable, net—Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. We generally do not require collateral. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on past receivable loss experience, known and inherent credit risks, current economic conditions, and other relevant factors, including specific reserves for certain accounts.

Inventories—Inventories, which primarily consist of food, beverages, and gift store merchandise, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

Investment in Hotel Property—The investment in hotel property is stated at cost. All improvements and additions which extend the useful life of the hotel property are capitalized.

Impairment of Investment in Hotel Property—The hotel property is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of the hotel is measured by comparison of the carrying amount of the hotel to the estimated future undiscounted cash flows, which take into account current market conditions and our intent with respect to holding or disposing of the hotel. If our analysis indicates that the carrying value of the hotel is not recoverable on an undiscounted cash flow basis, we recognize an impairment charge for the amount by which the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. In evaluating impairment, we make many assumptions and estimates, including projected cash flows, expected holding period and expected useful life. Fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions and third-party appraisals, where considered necessary. If an asset is deemed to be impaired, we record an impairment charge for the amount that the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. During 2012, 2011 and 2010, we have not recorded any impairment charges.

Deferred Costs, net—Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Due from Third-Party Hotel Manager—Due from third-party hotel manager primarily consists of amounts due from Marriott related to cash reserves held at the Marriott corporate level related to operating, capital improvements, insurance, real estate taxes, and other items.

Unfavorable Management Contract Liability—A management agreement assumed by AHT in the acquisition of the hotel property in 2006 has terms that are more favorable to the respective manager than typical market management agreements at the acquisition date. As a result, AHT recorded an unfavorable contract liability related to that management agreement totaling $15.8 million based on the present value of expected cash outflows over the initial term of the related agreement. The unfavorable contract liability is amortized as a reduction to incentive management fees on a straight-line basis over the initial term of the related agreement.

Revenue Recognition—Hotel revenues, including room, food, beverage, and ancillary revenues such as long-distance telephone service, laundry, parking and space rentals, are recognized when services have been rendered. Taxes collected from customers and submitted to taxing authorities are not recorded in revenue.

Other Expenses—Other expenses include telephone charges, guest laundry, valet parking, and hotel-level general and administrative expenses, sales and marketing expenses, repairs and maintenance, franchise fees and utility costs. They are expensed as incurred.

Advertising Costs—Advertising costs are charged to expense as incurred. For 2012, 2011 and 2010, we incurred advertising costs of $139,000, $100,000 and $125,000, respectively. Advertising costs are included in “Other expenses” in the accompanying combined statements of operations.

Corporate General and Administrative Expense—Corporate general and administrative expense represents an allocation of certain AHT corporate general and administrative costs including salaries and benefits, stock based compensation, legal and professional fees, rent expense, insurance expense and office expenses. The costs were allocated based on the pro rata share of the undepreciated gross investment in the hotel property in relation to AHT’s undepreciated gross investment in hotel properties for all indirect costs. All direct costs associated with the operations of the hotel property are included in the combined financial statements.

Depreciation and Amortization—The hotel property is depreciated over the estimated useful life of the assets. Presently, the hotel property is depreciated using the straight-line method over lives ranging from 7.5 to 39 years for buildings and improvements and 3 to 5 years for furniture, fixtures and equipment. While we believe our estimates are reasonable, a change in estimated useful lives could affect depreciation expense and net income (loss) as well as the resulting gain or loss on the potential sale of the hotel.

Other Comprehensive Income—As there are no transactions requiring presentation in other comprehensive income, but not in net income, the Company’s net income equates to other comprehensive income.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Company’s services are sold. Cash and cash equivalents are placed with reputable institutions, and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.

Income Taxes—Ashford Crystal Gateway, LP, the entity that owns the hotel is disregarded as an entity separate from its owner for U.S. federal income tax purposes. Such an entity is not subject to U.S. federal income taxes, but rather its activities are included in the tax return of its owner. The state of Virginia follows the U.S. federal income tax treatment. Ashford Gateway TRS Corporation, the entity that operates the hotel is considered a taxable corporation for U.S. federal and state income tax purposes. In accordance with authoritative accounting guidance, we account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. In addition, the analysis utilized by us in determining our deferred tax asset valuation allowance involves considerable management judgment and assumptions. As more fully described in Note 9, income tax expense in the accompanying combined financial statements was calculated on a “carve-out” basis from AHT.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance that clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We classify interest and penalties related to underpayment of income taxes as income tax expense. Ashford Gateway TRS Corporation will file income tax returns in the U.S. federal jurisdiction and the state of Virginia. For income tax purposes, activities related to Ashford Crystal Gateway were included in the federal, state and local income tax returns filed for AHT and its subsidiaries. Tax years 2009 through 2012 for AHT and its subsidiaries remain subject to potential examination by certain federal and state taxing authorities.

Recently Adopted Accounting Standards—In May 2011, the FASB issued accounting guidance for common fair value measurement and disclosure requirements. The guidance requires disclosures of

(i) quantitative information about the significant unobservable inputs used for level 3 measurements; (ii) description of the valuation processes surrounding level 3 measurements; (iii) narrative description of the sensitivity of recurring level 3 measurements to unobservable inputs; (iv) hierarchy classification for items whose fair value is only disclosed in the footnotes; and (v) any transfers between level 1 and 2 of the fair value hierarchy. The new accounting guidance was effective during interim and annual periods beginning after December 15, 2011. We have adopted this accounting guidance. The adoption of this accounting guidance did not affect our financial position or results of operations.

In December 2011, the FASB issued accounting guidance to clarify how to determine whether a reporting entity should derecognize the in substance real estate upon loan defaults when it ceases to have controlling interest in a subsidiary that is in substance real estate. Under this guidance, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related non-recourse indebtedness. That is, even if the reporting entity ceases to have a controlling financial interest, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its financial statements until legal title to the real estate is transferred to legally satisfy the debt. The new accounting guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2012. Early adoption is permitted. This guidance was adopted early. The adoption of this accounting guidance did not affect our financial position or results of operations.

Recently Issued Accounting Standards—In December 2011 and further amended in November 2012, the FASB issued accounting guidance to require disclosures about offsetting assets and liabilities. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements that are either netted on the balance sheet or subject to an enforceable master netting agreement or similar arrangement. The new accounting guidance is effective for fiscal years, and interim periods within those years, beginning after January 1, 2013 and the disclosures should be reported retrospectively for all comparative periods presented. The adoption of this accounting guidance did not have a material impact on our financial position and results of operations.

3. Investment in Hotel Property, net

Investment in hotel property, net consisted of the following (in thousands):

	December 31,
	2012	2011
Land	$20,637	$20,637
Buildings and improvements	112,588	112,244
Furniture, fixtures and equipment	6,448	12,978
Construction in progress	9	73

Total cost	139,682	145,932
Accumulated depreciation	(25,817)	(27,436)

Investment in hotel property, net	$113,865	$118,496

The cost of land and depreciable property, net of accumulated depreciation, for federal income tax purposes was approximately $25.9 million and $27.3 million as of December 31, 2012 and 2011, respectively.

For the years ended December 31, 2012, 2011 and 2010, depreciation expense was $5.8 million, $6.2 million and $6.2 million, respectively.

4. Deferred Costs, net

Deferred costs, net consisted of the following (in thousands):

	December 31,
	2012	2011
Deferred loan costs	$642	$642
Accumulated amortization	(145)	(78)

Deferred costs, net	$497	$564

Amortization of loan costs was $67,000, $67,000 and $387,000 for the years ended December 31, 2012, 2011 and 2010, respectively.

5. Indebtedness

Indebtedness and the carrying value of the related collateral were as follows at December 31, 2012 and 2011 (in thousands):

				December 31, 2012		December 31, 2011
Indebtedness	Collateral	Maturity	Interest Rate	Debt Balance	Book Value of Collateral	Debt Balance	Book Value of Collateral
Mortgage loan	1 hotel	November 2020	6.26%	$102,562	$113,865	$103,759	$118,496

Maturity and scheduled amortization of indebtedness as of December 31, 2012 for each of the following five years and thereafter is as follows (in thousands):

2013	$1,294
2014	1,379
2015	1,469
2016	1,547
2017	1,666
Thereafter	95,207

Total	$102,562

Presently, our existing financial covenants are non-recourse and primarily relate to maintaining minimum debt coverage ratios. As of December 31, 2012, we were in compliance in all material respects with all covenants or other requirements set forth in our debt and related agreements as amended.

6. Fair Value Measurements

Fair Value Hierarchy—Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•

Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•

Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

There were no financial instruments measured at fair value as of December 31, 2012 and 2011.

7. Summary of Fair Value of Financial Instruments

Some of our financial instruments are not measured at fair value on a recurring basis. Determining the estimated fair values of certain financial instruments such as indebtedness requires considerable judgment to interpret market data. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Accordingly, the estimates presented are not necessarily indicative of the amounts at which these instruments could be purchased, sold or settled. The carrying amounts and estimated fair values of financial instruments not measured at fair value were as follows (in thousands):

	December 31, 2012		December 31, 2011
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$50	$50	$39	$39
Restricted cash	$1,411	$1,411	$1,439	$1,439
Accounts receivable, net	$1,578	$1,578	$2,030	$2,030
Due from third-party hotel manager	$9,369	$9,369	$6,658	$6,658
Financial liabilities:
Indebtedness	$102,562	$114,510 to $126,563	$103,759	$111,554 to $123,297
Accounts payable and accrued expenses	$2,636	$2,636	$1,964	$1,964

Cash, cash equivalents and restricted cash. These financial assets bear interest at market rates and have maturities of less than 90 days. The carrying values approximate fair value due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Accounts receivable, net, accounts payable and accrued expenses, and due from third-party hotel manager. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Indebtedness. Fair value of indebtedness is determined using future cash flows discounted at current replacement rates for these instruments. Cash flows are determined using a forward interest rate yield curve. The current replacement rates are determined by using the U.S. Treasury yield curve or the index to which these financial instruments are tied, and adjusted for the credit spreads. Credit spreads take into consideration general market conditions, maturity and collateral. For the December 31, 2012 and 2011 indebtedness valuations, we used estimated future cash flows discounted at applicable index forward curves adjusted for credit spreads. We estimated the fair value of the total indebtedness to be approximately 111.6% to 123.4% of the carrying value of $102.6 million at December 31, 2012, and approximately 107.5% to 118.8% of the carrying value of $103.8 million at December 31, 2011. This is considered a Level 2 valuation technique.

8. Commitments and Contingencies

Restricted Cash—Under the management and debt agreement for our hotel property existing at December 31, 2012, escrow payments are required for insurance, real estate taxes, and debt service. In addition, for the hotel property based on the terms of the underlying debt and management agreements, we escrow 5% of gross revenues for capital improvements.

Management Fees—Under the management agreement for our hotel property existing at December 31, 2012, we paid a) 3% of gross revenues, as well as annual incentive management fees, b) market service fees on approved capital improvements, including project management fees of up to 4% of project costs, and c) other general fees at current market rates as approved by AHT’s independent directors, if required. This management agreement expires on December 29, 2017, with renewal options. If we terminate a management agreement prior to its expiration, we may be liable for estimated management fees through the remaining term, liquidated damages or, in certain circumstances, we may substitute a new management agreement.

Leases— Rent expense is included in other expenses in the combined statements of operations.

Capital Commitments— At December 31, 2012, we had capital commitments of $1.5 million relating to general capital improvements that are expected to be paid in the next twelve months.

Litigation—The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss for these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, management does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the combined financial position or results of operations of the Company. However, the final results of legal proceedings cannot be predicted with certainty and if the Company failed to prevail in one or more of these legal matters, and the associated realized losses were to exceed the Company’s current estimates of the range of potential losses, the Company’s combined financial position or results of operations could be materially adversely affected in future periods.

Income Taxes—Ashford Gateway TRS Corporation will file income tax returns in the U.S. federal jurisdiction and in the state of Virginia. For tax purposes, activities related to Ashford Crystal Gateway were included in the federal, state and local income tax return filings for AHT and its subsidiaries. Tax years 2009 through 2012 for AHT and its subsidiaries remain subject to potential examination by certain federal and state taxing authorities.

If AHT sells or transfers the hotel prior to July 2016, AHT would be required to indemnify the entity from which AHT acquired the property if, as a result of such transactions, such entity would recognize a gain for federal tax purposes. In general, tax indemnities equal the federal, state, and local income tax liabilities the contributor or their specified assignee incurs with respect to the gain allocated to the contributor. The contribution agreement’s terms requires AHT to gross up tax indemnity payments for the amount of income taxes due as a result of such tax indemnities.

9. Income Taxes

At December 31, 2012, the hotel property was leased by a taxable corporation. The taxable corporation recognized net book income before income taxes of $3.4 million, $3.6 million and $3.5 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Income tax expense for the taxable corporation that operates the hotel has been calculated on a separate stand-alone basis. For 2012, 2011 and 2010, the results of operations of the hotel were included in the tax returns in various jurisdictions of a TRS subsidiary of AHT.

The following table reconciles the income tax expense at statutory rates to the actual income tax (expense) benefit recorded (in thousands):

	Year Ended December 31,
	2012	2011	2010
Income tax expense at federal statutory income tax rate of 35%	$(1,172)	$(1,268)	$(1,224)
State income tax expense, net of federal income tax benefit	(131)	(141)	(136)

Total income tax expense	$(1,303)	$(1,409)	$(1,360)

The components of income tax expense from continuing operations are as follows (in thousands):

	Year Ended December 31,
	2012	2011	2010
Current:
Federal	$(687)	$(790)	$(739)
State	(77)	(88)	(82)

Total current	(764)	(878)	(821)

Deferred:
Federal	(485)	(478)	(485)
State	(54)	(53)	(54)

Total deferred	(539)	(531)	(539)

Total income tax expense	$(1,303)	$(1,409)	$(1,360)

For the years ended December 31, 2012, 2011 and 2010, income tax expense includes zero interest and penalties paid to taxing authorities. At December 31, 2012 and 2011, we determined that there were no amounts to accrue for interest and penalties due to taxing authorities.

At December 31, 2012 and 2011, our net deferred tax asset consisted of the following (in thousands):

	December 31,
	2012	2011
Allowance for doubtful accounts	$16	$18
Unfavorable management contract liability	2,683	3,220
Federal and state net operating losses	1,263	1,263

Deferred tax asset	$3,962	$4,501
Valuation allowance	(1,263)	(1,263)

Net deferred tax asset	$2,699	$3,238

At December 31, 2012 and 2011, we recorded a valuation allowance of $1.3 million to offset our deferred tax asset associated with the net operating losses incurred by the taxable corporation. While the taxable corporation has a history of book and tax earnings on a stand-alone basis, utilization of the taxable corporation’s net operating losses is currently dependent on the tax earnings of the consolidated group of AHT’s subsidiaries with which it files. The consolidated group has shown a history of losses that are expected to continue in the foreseeable future. Based on this and a review of all other evidence, both positive and negative, we determined that it is not more likely than not that the deferred tax asset associated with the net operating losses of the taxable corporation are realizable. For all other deferred tax assets of the taxable corporation, we believe it is more likely than not that the results of future operations of the taxable corporation on a stand-alone basis will generate sufficient taxable income to realize these deferred tax assets.

At December 31, 2012 and 2011, the taxable corporation had approximately $3.2 million of net operating loss carryforwards that will begin to expire in 2028.

10. Related Party Transactions

AHT has management agreements with Remington Lodging (“Remington”), which is beneficially wholly owned by its Chairman and chief executive officer and its chairman emeritus. Under the agreements, AHT pays Remington market service fees including purchasing, design and construction management not to exceed 16.5% of project budget cumulatively, including project management fees of up to 4% of project cost.

The following fees related to the management agreements with the related party were incurred by the Company (in thousands):

	Year Ended December 31,
	2012	2011	2010
Market service and project management fees	$69	$22	$29

Management agreements with Remington include exclusivity clauses that requires AHT to engage Remington, unless its independent directors either (i) unanimously vote not to hire Remington or (ii) by a majority vote elect not to engage Remington because either special circumstances exist such that it would be in the best interest of AHT not to engage Remington, or, based on the Remington’s prior performance, it is believed that another manager or developer could perform the management, development or other duties materially better.

ASHFORD CRYSTAL GATEWAY

COMBINED BALANCE SHEETS

(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Investment in hotel property, net	$113,583	$113,865
Cash and cash equivalents	50	50
Restricted cash	1,920	1,411
Accounts receivable, net of allowance of $39 and $40, respectively	2,966	1,578
Inventories	82	77
Deferred costs, net	481	497
Prepaid expenses	374	294
Deferred tax asset	2,564	2,699
Due from third-party hotel manager	9,040	9,369

Total assets	$131,060	$129,840

Liabilities and Equity
Liabilities:
Indebtedness	$102,224	$102,562
Accounts payable and accrued expenses	3,197	2,636
Unfavorable management contract liability	6,553	6,898

Total liabilities	111,974	112,096

Commitments and contingencies (Note 7)
Equity:
Owner’s equity	19,086	17,744

Total liabilities and equity	$131,060	$129,840

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Revenue
Rooms	$8,277	$7,563
Food and beverage	3,581	3,194
Other	517	425

Total hotel revenue	12,375	11,182
Expenses
Hotel operating expenses:
Rooms	2,027	1,851
Food and beverage	2,569	2,392
Other expenses	3,117	2,810
Management fees	371	335

Total hotel expenses	8,084	7,388

Property taxes, insurance and other	690	644
Depreciation and amortization	1,115	1,518
Corporate general and administrative	580	409

Total expenses	10,469	9,959

Operating income	1,906	1,223
Interest income	2	4
Interest expense and amortization of loan costs	(1,618)	(1,655)

Income (loss) before income taxes	290	(428)
Income tax expense	(328)	(326)

Net loss	$(38)	$(754)

Comprehensive loss	$(38)	$(754)

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

COMBINED STATEMENT OF EQUITY

(in thousands)

Owner’s Equity
(unaudited)
Balance at January 1, 2013	$17,744
Net loss	(38)
Capital contributions	3,256
Capital distributions	(1,876)

Balance at March 31, 2013	$19,086

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Cash Flows from Operating Activities
Net loss	$(38)	$(754)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	1,115	1,518
Amortization of loan costs	16	16
Amortization of intangibles	(345)	(318)
Deferred tax expense	135	135
Changes in operating assets and liabilities—
Restricted cash	(509)	(764)
Accounts receivable and inventories	(1,393)	(462)
Prepaid expenses	(80)	(77)
Due from third-party hotel manager	329	(1,034)
Accounts payable and accrued expenses	500	700

Net cash used in operating activities	(270)	(1,040)

Cash Flows from Investing Activities
Improvements and additions to hotel property	(772)	(176)

Net cash used in investing activities	(772)	(176)

Cash Flows from Financing Activities
Repayments of indebtedness	(338)	(301)
Contributions from owners	3,256	2,829
Distributions to owners	(1,876)	(1,301)

Net cash provided by financing activities	1,042	1,227

Net change in cash and cash equivalents	—	11
Cash and cash equivalents at beginning of period	50	39

Cash and cash equivalents at end of period	$50	$50

Supplemental Cash Flow Information
Interest paid	$1,604	$1,641
Income taxes paid	$—	$—

See Notes to Combined Financial Statements.

ASHFORD CRYSTAL GATEWAY

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Description of Business

Ashford Hospitality Trust, Inc. (“AHT”) is a self-advised real estate investment trust (“REIT”) as defined in the Internal Revenue Code (“Code”) and was formed in Maryland on May 13, 2003. AHT commenced operations in August 2003. The accompanying combined financial statements include the accounts of Ashford Crystal Gateway LP and Ashford Gateway TRS Corporation. Ashford Crystal Gateway LP, which is a wholly-owned subsidiary of Ashford Hospitality Limited Partnership (“AHLP”), owns and operates one hotel in Arlington, Virginia. This hotel represents 697 total rooms. As of March 31, 2013, the hotel property was leased by Ashford Gateway TRS Corporation , AHT’s indirect wholly-owned subsidiary that is treated as a taxable REIT subsidiary (TRS) for federal income tax purposes. The hotel is leased under a percentage lease that provides for the lessee to pay in each calendar month the base rent plus, in each calendar quarter, percentage rent, if any, based on hotel revenues. Lease revenue from the TRS is eliminated in combination. The hotel is operated under a management contract with Marriott International, Inc., which is an eligible independent contractor under the Code.

The hotel which is owned and operated through each of the aforementioned entities are collectively referred to as “Ashford Crystal Gateway”. In this report, the terms “the Company,” “we,” “us” or “our” refers to Ashford Crystal Gateway.

2. Significant Accounting Policies

Basis of Presentation and Principles of Combination—The accompanying historical unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information and with instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These historical combined financial statements of Ashford Crystal Gateway have been “carved out” of AHT’s consolidated financial statements and reflect significant assumptions and allocations. The combined financial statements were prepared using the financial position and results of operations of the entities set forth above after adjustments for certain ownership related activities that have been historically accounted for by AHT. These ownership activities include mortgage indebtedness associated with the hotel, debt related expenses and other owner related expenses. In addition, the combined statements of operations include allocations of corporate general and administrative expenses from AHT, which in the opinion of management, are reasonable. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows. All significant inter-company accounts and transactions between combined entities have been eliminated in these historical, combined financial statements. These historical combined financial statements and related notes should be read in conjunction with the historical combined financial statements included earlier in this document.

The following items affect reporing comparability related to our historical combined consolidated financial statements:

•

Historical seaonality patterns at our property cause fluctuations in our overall operating results. Consequently, operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

•

Marriott International, Inc. (“Marriott”) manages the property. For this property, the 2012 fiscal year reflects twelve weeks of operations in each of the first three quarters of the year and 16 weeks for the fourth quarter of the year. Beginning in 2013, the fiscal quarters end on March 31, June 30, September 30 and December 31. Therefore, in any given quarterly period, period-over-period results will have different ending dates. For Marriott-managed hotels, the first quarters of 2013 and 2012 began on December 29, 2012 and December 31, 2011, respectively and ended on March 31, 2013 and March 23, 2012, respectively. As a result, the quarter ended March 31, 2013 contained 93 days while the quarter ended March 23, 2012 contained 84 days. Prior results have not been adjusted.

Use of Estimates—The preparation of these combined financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand or held in banks and short-term investments with an initial maturity of three months or less at the date of purchase.

Restricted Cash—Restricted cash includes reserves for debt service, real estate taxes, and insurance, as well as excess cash flow deposits and reserves for furniture, fixtures, and equipment replacements of 5% of property revenue for the hotel, as required by the management or mortgage debt agreement restrictions and provisions.

Accounts Receivable, net—Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. We generally do not require collateral. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on past receivable loss experience, known and inherent credit risks, current economic conditions, and other relevant factors, including specific reserves for certain accounts.

Inventories—Inventories, which primarily consist of food, beverages, and gift store merchandise, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

Investment in Hotel Property—The investment in hotel property is stated at cost. All improvements and additions which extend the useful life of the hotel property are capitalized.

Impairment of Investment in Hotel Property—The hotel property is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of the hotel is measured by comparison of the carrying amount of the hotel to the estimated future undiscounted cash flows, which take into account current market conditions and our intent with respect to holding or disposing of the hotel. If our analysis indicates that the carrying value of the hotel is not recoverable on an undiscounted cash flow basis, we recognize an impairment charge for the amount by which the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. In evaluating impairment, we make many assumptions and estimates, including projected cash flows, expected holding period and expected useful life. Fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions and third-party appraisals, where considered necessary. If an asset is deemed to be impaired, we record an impairment charge for the amount that the property’s net book value exceeds its estimated fair value, or fair value, less cost to sell. During the three months ended March 31, 2013 and 2012, we have not recorded any impairment charges.

Deferred Costs, net—Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Due from Third-Party Hotel Manager—Due from third-party hotel manager primarily consists of amounts due from Marriott related to cash reserves held at the Marriott corporate level related to operating, capital improvements, insurance, real estate taxes, and other items.

Revenue Recognition—Hotel revenues, including room, food, beverage, and ancillary revenues such as long-distance telephone service, laundry, parking and space rentals, are recognized when services have been rendered. Taxes collected from customers and submitted to taxing authorities are not recorded in revenue.

Corporate General and Administrative Expense—Corporate general and administrative expense represents an allocation of certain AHT corporate general and administrative costs including salaries and benefits, stock based compensation, legal and professional fees, rent expense, insurance expense and office expenses. The costs were allocated based on the pro rata share of our undepreciated gross investment in the hotel property in relation to AHT’s undepreciated gross investment in hotel properties for all indirect costs. All direct costs associated with the operations of the hotel property are included in the combined financial statements.

Other Comprehensive Loss—As there are no transactions requiring presentation in other comprehensive loss, but not in net loss, the Company’s net loss equates to other comprehensive loss.

Income Taxes—Ashford Crystal Gateway, LP, the entity that owns the hotel is disregarded as an entity separate from its owner for U.S. federal income tax purposes. Such an entity is not subject to U.S. federal income taxes, but rather its activities are included in the tax return of its owner. The state of Virginia follows the U.S. federal income tax treatment. Ashford Gateway TRS Corporation, the entity that operates the hotel is considered a taxable corporation for U.S. federal and state income tax purposes. In accordance with authoritative accounting guidance, we account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. In addition, the analysis utilized by us in determining our deferred tax asset valuation allowance involves considerable management judgment and assumptions. Income tax expense in the accompanying combined financial statements was calculated on a “carve-out” basis from AHT.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance that clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We classify interest and penalties related to underpayment of income taxes as income tax expense. Ashford Gateway TRS Corporation will file income tax returns in the U.S. federal jurisdiction and the state of Virginia. For income tax purposes, activities related to Ashford Crystal Gateway were included in the federal, state and local income tax returns filed for AHT and its subsidiaries. Tax years 2009 through 2012 for AHT and its subsidiaries remain subject to potential examination by certain federal and state taxing authorities.

Recently Adopted Accounting Standards— In December 2011 and further amended in November 2012, the FASB issued accounting guidance to require disclosures about offsetting assets and liabilities. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements that are either netted on the balance sheet or subject to an enforceable master netting agreement or similar arrangement. The new accounting guidance is effective for fiscal years, and interim periods within those years, beginning after January 1, 2013 and the disclosures should be reported retrospectively for all comparative periods presented. We adopted this accounting guidance on January 1, 2013. The adoption of this accounting guidance did not have any impact on our financial position or results of operations.

3. Investment in Hotel Property, net

Investment in hotel property, net consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Land	$20,637	$20,637
Buildings and improvements	112,057	112,588
Furniture, fixtures and equipment	4,996	6,448
Construction in progress	309	9

Total cost	137,999	139,682
Accumulated depreciation	(24,416)	(25,817)

Investment in hotel property, net	$113,583	$113,865

4. Indebtedness

Indebtedness was as follows at March 31, 2013 and December 31, 2012 (in thousands):

Indebtedness	Collateral	Maturity	Interest Rate	March 31, 2013	December 31, 2012
Mortgage loan	1 hotel	November 2020	6.26%	$102,224	$102,562

Presently, our existing financial covenants are non-recourse and primarily relate to maintaining minimum debt coverage ratios. As of March 31, 2013, we were in compliance in all material respects with all covenants or other requirements set forth in our debt and related agreements as amended.

5. Fair Value Measurements

Fair Value Hierarchy—Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•

Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•

Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

There were no financial instruments measured at fair value as of March 31, 2013 and December 31, 2012.

6. Summary of Fair Value of Financial Instruments

Some of our financial instruments are not measured at fair value on a recurring basis. Determining the estimated fair values of certain financial instruments such as indebtedness requires considerable judgment to interpret market data. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Accordingly, the estimates presented are not necessarily indicative of the amounts at which these instruments could be purchased, sold or settled. The carrying amounts and estimated fair values of financial instruments not measured at fair value were as follows (in thousands):

	March 31, 2013		December 31, 2012
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$50	$50	$50	$50
Restricted cash	$1,920	$1,920	$1,411	$1,411
Accounts receivable, net	$2,966	$2,966	$1,578	$1,578
Due from third-party hotel manager	$9,040	$9,040	$9,369	$9,369
Financial liabilities:
Indebtedness	$102,224	$113,315 to $125,243	$102,562	$114,510 to $126,563
Accounts payable and accrued expenses	$3,197	$3,197	$2,636	$2,636

Cash, cash equivalents and restricted cash. These financial assets bear interest at market rates and have maturities of less than 90 days. The carrying values approximate fair value due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Accounts receivable, net, accounts payable and accrued expenses, and due from third-party hotel manager. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

Indebtedness. Fair value of indebtedness is determined using future cash flows discounted at current replacement rates for these instruments. Cash flows are determined using a forward interest rate yield curve. The current replacement rates are determined by using the U.S. Treasury yield curve or the index to which these financial instruments are tied, and adjusted for the credit spreads. Credit spreads take into consideration general market conditions, maturity and collateral. We estimated the fair value of the total indebtedness to be approximately 110.8% to 122.5% of the carrying value of $102.2 million at March 31, 2013, and approximately 111.6% to 123.4% of the carrying value of $102.6 million at December 31, 2012. This is considered a Level 2 valuation technique.

7. Commitments and Contingencies

Restricted Cash—Under the management and debt agreements for our hotel property existing at March 31, 2013, escrow payments are required for insurance, real estate taxes, and debt service. In addition, based on the terms of the underlying debt and management agreements, we escrow 5% of gross revenues for capital improvements.

Management Fees—Under the management agreement for our hotel property existing at March 31, 2013, we paid a) 3% of gross revenues, as well as annual incentive management fees, b) market service fees on approved capital improvements, including project management fees of up to 4% of project costs, and c) other general fees at current market rates as approved by AHT’s independent directors, if required. This management agreement expires on December 29, 2017, with renewal options. If we terminate a management agreement prior to its expiration, we may be liable for estimated management fees through the remaining term, liquidated damages or, in certain circumstances, we may substitute a new management agreement.

Litigation—The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss for these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, management does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the combined financial position or results of operations of the Company. However, the final results of legal proceedings cannot be predicted with certainty and if the Company failed to prevail in one or more of these legal matters, and the associated realized losses were to exceed the Company’s current estimates of the range of potential losses, the Company’s combined financial position or results of operations could be materially adversely affected in future periods.

Income Taxes—Ashford Gateway TRS Corporation will file income tax returns in the U.S. federal jurisdiction and in the state of Virginia. For tax purposes, activities related to Ashford Crystal Gateway were included in the federal, state and local income tax return filings for AHT and its subsidiaries. Tax years 2009 through 2012 for AHT and its subsidiaries remain subject to potential examination by certain federal and state taxing authorities.

If AHT sells or transfers the hotel prior to July 2016, AHT would be required to indemnify the entity from which AHT acquired the property if, as a result of such transactions, such entity would recognize a gain for federal tax purposes. In general, tax indemnities equal the federal, state, and local income tax liabilities the contributor or their specified assignee incurs with respect to the gain allocated to the contributor. The contribution agreement’s terms requires AHT to gross up tax indemnity payments for the amount of income taxes due as a result of such tax indemnities.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

99.1	Press Release, issued by Ashford Hospitality Trust, Inc. on June 19, 2013

99.2	Non-GAAP Financial Measures